AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON________________________

                                                    REGISTRATION NO.  333-101552
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                  Form SB-2

                               (Amendment No.6)


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             --------------------

                             MSTG SOLUTIONS, INC.
                (Name of small business issuer in its charter)

          NEVADA                       4812                   33-0972963
      (State or other           (Primary Standard          (I.R.S. Employer
      jurisdiction of               Industrial          Identification Number)
     incorporation or          Classification Code
       organization)                 Number)

3111 North Tustin Avenue, Suite 280         3111 North Tustin Avenue, Suite 280
    Orange, California 92865                      Orange, California 92865
         (714) 279-2980                                 (714) 279-2980
(Address and telephone number of               (Address and telephone number of
   principal executive office)                    principal executive office)

                             Mr. Gil Kim, President
                              MSTG Solutions, Inc.
                       3111 North Tustin Avenue, Suite 280
                            Orange, California 92865
                                 (714) 279-2980
            (Name, address and telephone number of agent for service)

                          ----------------------------

                                   COPIES TO:
                            Lawrence W. Horwitz, Esq.
                                 Horwitz & Cron
                         15615 Alton Parkway, Suite 175
                            Irvine, California 92618
                         (949) 450-4942 / (949)453-8774

                Approximate Date of Proposed Sale to the Public.

   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|

                                                CALCULATION OF REGISTRATION FEE
--------------------------- ------------------------ ------------------- --------------------------- ----------------------
TITLE OF EACH CLASS OF      NUMBER OF SHARES TO BE   PROPOSED OFFERING  PROPOSED AGGREGATE OFFERING       AMOUNT OF
SECURITY TO BE REGISTERED:          REGISTERED        PRICE PER SHARE(2)            PRICE(2)            REGISTRATION FEE
--------------------------- ------------------------ ------------------- --------------------------- ----------------------
Shares of Common Stock,
  $.001 par value(1)             1,593,399              $ 1.00                  1,593,399                 $ 133.00
--------------------------- ------------------------ ------------------- --------------------------- ----------------------
            TOTAL                1,593,399                                      1,593,399                 $ 133.00
--------------------------- ------------------------ ------------------- --------------------------- ----------------------

(1) Shares to be sold from time to time by the Selling Shareholders.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                           DATED - MARCH 1, 2004

                                  PROSPECTUS

                              -----------------

                             MSTG SOLUTIONS, INC.

                            ----------------------

                     1,593,399 Shares of our Common Stock

The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc., a Nevada corporation. These
    Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus covers only the resale of these Shares by the Selling
  Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the Over-the-Counter Bulletin Board or any other securities exchange upon which our Common Stock is traded. Thereafter, all sales of Shares of our Common Stock shall be at market price.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                     PLEASE READ THE "RISK FACTORS" SECTION
                    OF THIS PROSPECTUS COMMENCING AT PAGE 4.

                        --------------------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No national securities exchange, including the NASDAQ Stock Market, lists the securities offered.

                 Our principal executive offices are located at:
                       3111 North Tustin Avenue, Suite 280
                            Orange, California 92865
                     Our telephone number is: (714) 279-2980

THERE IS CURRENTLY NO TRADING MARKET FOR THE SHARES OF STOCK REGISTERED HEREIN. IF THE SHARES BECOME QUOTED OR LISTED ON A SECURITIES MARKET, OTHER THAN THE PINK SHEET QUOTATION SERVICE, THE HOLDERS OF THE SHARES REGISTERED HEREIN MAY
OFFER AND SELL THEIR SHARES AT MARKET PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS.


                  THE DATE OF THIS PROSPECTUS IS MARCH 1, 2004

                              TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
------------------


THE OFFERING...................................................................5
------------

SUMMARY FINANCIAL INFORMATION..................................................5
-----------------------------

RISK FACTORS...................................................................7
------------

TERMS OF THE OFFERING.........................................................12
---------------------

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS.......................13
-------------------------------------------------------

DIVIDEND POLICY...............................................................13
---------------

SELECTED FINANCIAL DATA.......................................................14
-----------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS...........................................15
-----------------------------------

      OVERVIEW................................................................15
      --------

      RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED OCTOBER 31, 2003.......15
      -----------------------------------------------------------------

      RESULTS OF OPERATIONS TWELVE MONTHS ENDED JULY 31, 2002.................19
      -------------------------------------------------------
            OPERATING EXPENSES................................................20
            ------------------
            INCOME FROM OPERATIONS............................................20
            ----------------------
            LIQUIDITY AND CAPITAL RESOURCES...................................20
            -------------------------------
            FUTURE PLAN OF OPERATION..........................................20
            ------------------------

      AVAILABLE INFORMATION...................................................20
      ---------------------

      FORWARD LOOKING STATEMENTS..............................................21
      --------------------------

ORGANIZATION OF MSTG SOLUTIONS, INC...........................................21
------------------------------------

      HISTORY.................................................................21
      -------

BUSINESS OF THE COMPANY.......................................................21
-----------------------


      GENERAL.................................................................21
      -------

      COMPETITION.............................................................25
      -----------

      INTELLECTUAL PROPERTY...................................................25
      ---------------------

      EMPLOYEES...............................................................25
      ---------

      PROPERTIES AND FACILITIES...............................................26
      -------------------------

      LITIGATION..............................................................26
      ----------


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND


CONTROL PERSONS...............................................................27
---------------

EXECUTIVE COMPENSATION........................................................28
----------------------

INTEREST OF NAMED EXPERTS AND COUNSEL.........................................30
-------------------------------------

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS.........................30
-----------------------------------------------------

SELLING SHAREHOLDERS..........................................................31
--------------------

PLAN OF DISTRIBUTION..........................................................42
--------------------

      SELLING SHAREHOLDERS....................................................42
      --------------------

DESCRIPTION OF SECURITIES.....................................................44
-------------------------

      COMMON STOCK............................................................44
      ------------

LEGAL MATTERS.................................................................44
-------------

EXPERTS.......................................................................44
-------

FINANCIAL STATEMENTS..........................................................45
--------------------


PART II.......................................................................54
-------

INFORMATION NOT REQUIRED IN PROSPECTUS........................................54
--------------------------------------


      EXHIBITS................................................................56
      --------

SIGNATURES....................................................................57
----------

POWER OF ATTORNEY.............................................................58
-----------------

                               PROSPECTUS SUMMARY

The following summary is only a summary and should be read in conjunction with the more detailed information and the Financial Statements, including its Notes, appearing elsewhere in this Prospectus. Unless otherwise specifically referenced, all references to dollar amounts refer to United States dollars.


OUR BUSINESS           We  originally  incorporated  as Tech Windows on June
                       26,  2001 in the State of  Nevada.  Our name was then
                       changed from Tech Windows to MSTG Solutions,  Inc. on
                       February  28,  2002.  We  initially  established  our
                       business to market long distance  services.  Starting
                       August 1, 2001 we  adjusted  our plans to then  focus
                       exclusively upon providing  education and services to
                       individuals   and  small   businesses   on  the  full
                       benefits and advantages of having a business  entity,
                       such as a  corporation,  for  starting or  continuing
                       their own  business.  The Company  stopped  educating
                       its  customers  after  January  31,  2003.   Starting
                       February  1,  2003  our   business   has  evolved  to
                       strictly offer small business products and services.

                       Our management believes that we have established a convenient method to form a customer's business entity, such as a corporation, obtain a professionally-designed business website, and retain professionals such as accountants, lawyers and salespeople in order to use these tools to generate income by sharing the Company's products and services with our customers. Our main service, from August 2001 through January 2003, was providing education on the benefits and advantages of starting a home-based business, forming a business entity, such as a corporation, for asset protection and credit building, basic accounting principles, bookkeeping, tax planning, basic business laws and more. The providing of education to individuals and small businesses accounted for approximately seventy-five percent (75%) of our revenue during this time period. The other approximate twenty-five percent (25%) of our revenue was generated by Representative and Agent Fees, bookkeeping, business filing, company record books and seals, company formalities, credit, legal, mail forwarding, resident agent, resident telephone, state filing, voicemail and website services. The Company intends for all products and services to be marketed through our network of Independent Representatives. As the Company's Independent Representatives became more educated and comfortable selling the Company's services, the Independent Representatives decided to conduct their own training and Corporate education services, without Company involvement. Therefore, the Company stopped educating its customers after January 2003, and now strictly offers small business products and services. The Company is dependent upon the rise in sales of our small business products and services by our Independent Representatives to continue our growth and to stay in business. Our management believes that our Independent Representatives provide the critical link between our products and services and the end consumer(s).

                       The following is a chart summarizing our sources of revenues during the periods set forth below:

                                                    (REVISED)[1]
                                                   TWELVE MONTHS            TWELVE MONTHS
                                                       ENDED                    ENDED
                                                    JULY 31, 2002[2]        July 31, 2003[2]
                                                    -------------           -------------
STATEMENT OF INCOME DATA:
Revenue                                                $   986,857             $ 3,365,257

Operating Expenses                                       1,414,101               3,393,886

Income (Loss) from operations                            (427,244)                (28,359)

Total other income and (expense)                             4,395                   5,282

Provision (benefit) for income taxes                        14,232                 (4,980)
                                                ------------------     ------------------

                                                   THREE MONTHS                THREE MONTHS
                                                       ENDED                       ENDED
                                                  OCTOBER 31, 2003           OCTOBER 31, 2002
                                                  ----------------           ----------------
                                                    (UNAUDITED)                 (UNAUDITED)

STATEMENT OF INCOME DATA:
Revenue                                               $    811,388             $    767,753
Operating Expenses                                         727,013                  821,935
Income (Loss) from operations                               84,375                 (54,182)
Total other income and (expense)                             4,386                    (473)
Provision (benefit) for income taxes                         (269)                        -
                                             ---------------------     --------------------


                                  THREE MONTHS      THREE MONTHS        (REVISED)[3]
                                      ENDED            ENDED        TWELVE MONTHS ENDED TWELVE MONTHS ENDED
                                OCTOBER 31, 2002  OCTOBER 31, 2003    JULY 31, 2002[4]    JULY 31, 2003[5]
                                  -----------        -----------        -----------         -----------
                                  (UNAUDITED)        (UNAUDITED)
BALANCE SHEET DATA:
      Total Assets                $ 1,788,909        $ 1,048,892        $ 1,473,639         $ 1,135,122
      Total Liabilities           $ 1,721,582        $   746,326        $ 1,761,708         $   913,772
      Stockholders' Equity        $    67,327        $   302,566        $  (288,069)        $   221,350
                                  -----------        -----------        -----------         -----------


                        In addition to being our customers, customers can also become authorized sales agents, or Independent Representatives, by selling our products and services in

----------------------------
1 In response to certain comments from the United States Securities Exchange Commission ("SEC"), we have revised our revenue recognition policies for the period August 2001 through January 2003. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a complete discussion of this revision to our revenue recognition policies.

2 Annual data is derived from audited Financial Statements.

3 The (revised) Twelve Months Ended July 31, 2002 is derived from the audited Financial Statements.

4 The financial statements as of and for the year ended July 31, 2002 have been restated to reflect the Company's change in its accounting method for deferred revenue and expenses and a change in the capitalization of the capital lease.

5 The Twelve Months Ended July 31, 2003 is derived from the audited Financial Statements.

                        order to earn sales commissions and sales commission overrides, depending upon their degree of involvement in the sales network and their success in marketing our products and services.

                        We market our products and services through a network marketing program comprised of Independent Representatives that can sell our products and services and also sponsor others to sell our Company's products and services. This allows individuals to earn commissions on their own personal sales of the products and services, as well as receive percentages of the sales of the others they have sponsored into the program. Consequently, Independent Representatives have the opportunity to build their own sales organizations. Sales commissions are paid only when a product or service is sold. No commissions are paid solely based on recruitment of others. When a product or service is sold, depending on the product or service, the sales commission is paid the following week or the following month to the Independent Representative making the sale. In addition, override sales commissions are also paid for the sale to the original Independent Representatives whom are in the sponsorship line of the Independent Representative who made the sale. When an Independent Representative joins the program, we provide to the Independent Representative a Marketing Kit, allow attendance to presentations and trainings at any of our offices, occasionally organize area-training meetings at locations besides our offices, and designate personnel at the corporate office, specially trained to answer questions and inquiries from Independent Representatives and customers.

                        As an Independent Representative, an individual is free to build a sales organization and qualify for sales commission overrides and bonuses. Each individual in these sales organizations can also qualify to earn equivalent commission overrides and bonuses. The network marketing sales force sold approximately 95% of our services and products during the twelve months ended July 31, 2002.

                        A substantial number of our Independent Representatives market our products and services on a part-time basis. Approximately 90% of our network marketing sales force is located in the states of California and Nevada. The remainder of our Independent Representatives is located in several other states, with a minimal number being located in the country of Canada.

                        We derive revenues from the marketing efforts of our network marketing sales force. As an authorized reseller an individual is free to build a team and qualify for commission overrides and bonuses. These teams, when trained, can qualify to earn commission overrides and bonuses.

SHARES TO BE            The Registration  Statement,   of which this  Prospectus
REGISTERED              is a part,  registers for resale 1,593,399 Shares of our
                        Common Stock that were previously issued to individuals and entities exercising our stock options. We are not registering the issuance of any options or registering any Shares of our Common Stock currently underlying any outstanding options. We provide stock options as an incentive to members of our network-marketing program.
                        Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our Common Stock. Since our inception, 1,790,905 Shares of our Common Stock have been issued and are currently outstanding as the result of option exercises. We have received $678,089 as a result of these option exercises as of February 29, 2004. Each option holder was provided with a disclosure document prior to the exercise of his/her options. The Company relied upon Rules 504 and 505 of Regulation D of the Securities Act of 1933 in concluding that an exemption from registration was available.

                        Eventually, 495 individuals exercised options between August 2001 and February 2004. These options were issued from August 2001 through January 2004, and were vested upon issuance. Each of the individuals was provided with a disclosure document and was required to execute a Subscription Agreement prior to the exercise of his/her options. Of these 495 individuals, 32 individuals were non-accredited investors, with the balance being accredited investors

                                  THE OFFERING


Common Stock Outstanding as of February 29, 2004  5,073,767 Shares



Common Stock to be Registered                     1,593,399 Shares

Risk Factors                                      The securities  offered hereby
                                                  involve a high  degree of risk
                                                  and   immediate    substantial
                                                  dilution. See "Risk Factors."

                                                  The  Company  intends to apply
                                                  for    trading     upon    the
                                                  Over-the-Counter      Bulletin
                                                  Board   ("OTCBB")   or   other
                                                  securities exchange.  There is
                                                  no assurance  that our Company
                                                  will be  accepted  for trading
                                                  upon the  OTCBB,  or any other
                                                  securities exchange, or if our
                                                  Company   is   accepted    for
                                                  trading,   that  a   realistic
                                                  trading   market   will   ever
                                                  develop.

                          SUMMARY FINANCIAL INFORMATION

The following table presents our selected historical financial data derived from our Financial Statements. The historical financial data presented herein only summarizes basic data and should be read in conjunction with our Financial Statements and related Notes to Financial Statements. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as with our Financial Statements and related Notes to Financial Statements included elsewhere in this Prospectus:


                          THREE MONTHS     THREE MONTHS
                             ENDED             ENDED       (REVISED)
                          OCTOBER 31,       OCTOBER 31,  TWELVE MONTHS         TWELVE
                              2002             2003          ENDED          MONTHS ENDED
                          (UNAUDITED)       (UNAUDITED)  JULY 31, 2002[6]  JULY 31, 2003[6]
                          -----------       -----------  ----------------  ----------------
STATEMENT OF INCOME DATA:
   Revenue                 $     767,753 $    811,388   $    986,857      $   3,365,527
   Net Income (Loss)       $    (54,182) $     84,375   $   (427,244)     $    (28,359)
   Net   Income   (Loss)
   per Share               $      (0.01) $       0.02   $      (0.15)     $     (  *  )


----------------------------
    * Less than $0.01 per share



                              OCTOBER 31,
                                2003            (REVISED)
                             (UNAUDITED)     JULY 31, 2002[6]  July 31, 2003[6]
                             -----------     ----------------  ----------------
BALANCE SHEET DATA:
  Total Assets              $    1,048,892  $     1,473,639    $    1,135,122
  Total Liabilities         $      746,326  $     1,761,708    $      913,772
  Stockholders' Equity      $      302,566  $     (288,069)    $      221,350
                            --------------  ---------------    --------------

-----------------------------

6     Annual data is derived from audited Financial Statements.

                                  RISK FACTORS

THE SECURITIES OFFERED IN THIS PROSPECTUS ARE VERY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY PEOPLE WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. BEFORE PURCHASING THESE SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION CONCERNING US AND OUR BUSINESS CONTAINED IN THIS PROSPECTUS.

WE HAVE ONLY A LIMITED We commenced implementation of our current business plan OPERATING HISTORY. during the fourth quarter of 2001. Prior to October 2001 our intended business was the marketing of long distance
                        services   through  a   network-marketing   program   we
                        established. In the fourth quarter of 2001, we commenced
                        development  of the new business plan  described in this
                        prospectus.   This  new  business  plan  has  a  limited
                        operating history and its financial success will be subject to all the risks inherent in the establishment of a new business enterprise. There is no assurance that we will be profitable in the future. It is uncertain whether consumers will be willing to pay for products and services at a level that will allow us to sustain long-term profitability.

THERE IS INTENSE        We believe that we have substantial  competition in both
COMPETITION IN THE the marketing of our products and services and in SALE OF INCORPORATION attracting experienced salespeople to become our
AND WEB-SITE            independent  representatives.  Many of these competitors
DEVELOPMENT. MANY OF have longer operating histories, larger customer bases, OUR COMPETITORS ARE greater brand name recognition and significantly greater MORE EXPERIENCED AND financial, marketing and other resources than we do. In MUCH BETTER FINANCED. addition, other companies with superior financing to our WE ANTICIPATE THAT company may elect to enter the market. Competitors may
COMPETITION WILL        devote  greater  resources to marketing and  promotional
BECOME INCREASINGLY campaigns, and devote substantially more resources to SEVERE IN THE FUTURE website and systems development than we can. We cannot AS OTHER COMPANIES assure you that we will be able to compete successfully
MARKET SIMILAR          against current and future competitors,  and competitive
PRODUCTS.               pressures  may have a  material  adverse  effect  on our
                        business, prospects,  financial condition and results of
                        operations.  Further as a strategic  response to changes
                        in the competitive environment, our management may, from
                        time  to  time,   make  certain   service  or  marketing
                        decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

WE ARE DEPENDENT UPON   Our  business   plans  depend  on  the   efficient   and
THE EFFICIENT           uninterrupted    operation    of   our    computer   and
DEPLOYMENT OF OUR       communications  hardware  and  software  systems.  These
INTERNET SITE AND       systems  and  operations  are  vulnerable  to  damage or
RELATED BUSINESS        interruption  from  human  error,   natural   disasters,
STRATEGIES. IN THE      telecommunication   failures,    break-ins,    sabotage,
EVENT OUR INTERNET      computer  viruses,  intentional  acts of  vandalism  and
TECHNOLOGY IS NOT       similar  events.   While  we  have  implemented  certain
ACCESSIBLE BY THE       systems  intended  to back-up  our website and its data,
PUBLIC, FOR TECHNICAL   despite  these  precautions,  there is always the danger
REASONS, WE WILL        that human error or sabotage could substantially disrupt
SUFFER SEVERE NEGATIVE our website which could cause a loss of visitors to our BUSINESS CONSEQUENCES. site, damage to our systems, and bad publicity.

WE MAY ENTER INTO Various state-level agencies may regulate components of BUSINESSES THAT ARE our business as our business plan is implemented. While SUBJECT TO GOVERNMENTAL the following is not intended to be a complete list, it REGULATIONS, SUCH AS is a list of possible state-level regulation which may LAWS ASSOCIATED WITH occur relative to our operations: (a) companies THE REGULATION OF deploying network marketing organizations have been BUSINESS FORMATION AND regulated by state Attorney Generals claiming that the THE DISSEMINATION OF network marketing is actually an unlawful pyramid INFORMATION TO THE scheme; (b) a significant amount of our revenue is
PUBLIC      VIA     THE derived  through  incorporation  services and associated
INTERNET.               education,   some  of  which  is   regulated   by  state
                        Departments of Corporations; and (c) we depend heavily upon the Internet to market our Company and to provide information to the marketing network, some of which may also be regulated as government expands its involvement in the Internet. If such government scrutiny were to occur, it is uncertain how these governmental agencies will react to the marketing methods and products sold by the Company. There can be no assurance that any such regulatory requirements will not have an adverse effect on our business, financial condition or results of operations.

THERE IS NO TRADING Our shares of common stock have never been traded on any MARKET FOR OUR SHARES stock exchange. As a result, all of the risks inherent
AND THERE IS NO         in an initial public offering, including the uncertainty
ASSURANCE THAT A        associated  with the  development  of an active  trading
TRADING MARKET WILL market are applicable to the shares sold in connection EVER DEVELOP FOR THE with this Prospectus. In the event the OTCBB refuses to
SHARES.                 provide price  quotations for us, or if an active market
                        for our Shares does not develop, investors in shares of our Common Stock may be unable to liquidate their investment.

WE HAVE NEVER PAID      We plan to retain all cash in our  possession to finance
DIVIDENDS UPON OUR the development and growth of our business. It is SHARES OF STOCK AND WE extremely unlikely that we will ever pay dividends upon DO NOT ANTICIPATE EVER our shares of common stock. Investors seeking a regular PAYING DIVIDENDS UPON cash payment upon their investment should not buy our
OUR SHARES OF STOCK.    shares of common stock.

IN THE PAST, THE STATE  We  believe  that a key  to our  success  has  been  the
OF CALIFORNIA HAS       development of our network  marketing  force. 95% of our
INVESTIGATED            sales are generated through the efforts of this network.
NETWORK-MARKETING       In the  past,  the  Attorney  General  of the  state  of
SYSTEMS SUCH AS THE California has investigated other companies with network ONE WE HAVE DEPLOYED. marketing organizations and has sometimes concluded that
IF SUCH AN              they   are   operating   an   unlawful   pyramid   sales
INVESTIGATION WERE TO organization. Approximately 90% of our sales force is DETERMINE THAT WE ARE located in California. If the state of California were OPERATING A PYRAMID to investigate our company and concluded that we are
SALES ORGANIZATION,     operating  a  pyramid  sales  organization,  we might be
THEN WE MIGHT BE        ordered to substantially  curtail, or cease,  operations
ORDERED TO CEASE        altogether. In the event such an order was to be issued,
OPERATIONS.             an investor in shares of our Common Stock might lose his
                        entire investment.

THE INTERNET HAS BEEN   The  Internet  remains in an early stage for  commercial
THE SUBJECT OF          applications.  Technological  changes  will occur  which
CONSTANT TECHNOLOGICAL  virtually   immediately   impact   upon   our   business
CHANGE. IF WE ARE       strategies.  If we are  unable  to either  predict  such
UNABLE TO SUCCESSFULLY  changes  in  advance  or  rapidly  adjust  our plans and
AND TIMELY INCORPORATE  technologies  to reflect  these  changes,  our  business
THESE CHANGES INTO OUR plans and Internet site could be rendered obsolete BUSINESS PLAN, OUR within a very short period of time. These changes
SERVICES MAYBE          include  both the  development  of hardware and software
RENDERED OBSOLETE.      that  could   render   the   Company's   business   plan
                        non-competitive.

OUR BUSINESS IS         The Internet based information market is new and rapidly
DEPENDENT ON THE        evolving.  Our  business  is heavily  dependent  upon an
CONTINUED GROWTH AND increasing Internet usage, particularly by consumers and USE OF THE INTERNET, businesses. Our business would be materially adversely
AS WELL AS THE          affected if Internet  usage does not continue to grow or
EFFICIENT OPERATION OF  grows  slower than  currently  projected.  Further,  our
THE INTERNET.           business  will be  adversely  affected if  consumers  or
                        businesses fail to use the Internet in sufficient numbers to allow our business plans to be successfully implemented. Internet usage may be inhibited for a number of reasons, such as:

                             o Inadequate network infrastructure;

                             o security concerns;

                             o inconsistent quality of service; and,

                             o unavailability of cost-effective, high-speed
                               access to the Internet.

                        These problems may occur in deploying any business plan that includes Internet related products.


CORPORATE EDUCATION Starting in August 2001, the Company's main revenue WHICH HAS REPRESENTET stream was Corporate Education, through which the APPROXIMATELY 75% OF Company provided education to individuals and small THE COMPANY'S TOTAL businesses on the full benefits and advantages of
REVENUES, WAS           forming  a  business  entity,  such  as  a  corporation.
DISCONTINUED AFTER      Corporate     Education    Revenue    has    represented
JANUARY 2003.           approximately 75% of the Company's total revenue. As the
                        Company's   Independent   Representatives   became  more
                        educated and comfortable selling the Company's services,
                        the Independent Representatives decided to conduct their
                        own training and Corporate Education  services,  without
                        Company  involvement.  After January  2003,  the Company
                        stopped  selling  Corporate  Education   Services.   The
                        Company's  pricing  for its  services  and  revenue  for
                        Representative  and  Agent  Fees was then  changed,  and
                        Corporate  Education Services were  recharacterized  and
                        changed to Business Filing Services (within "Other Small
                        Business  Services").  The Company no longer  teaches or
                        educates   its   customers;   rather,   we  perform  the
                        service(s)  requested by our  customer(s).  Our business
                        will   be   adversely   affected   if  our   Independent
                        Representatives  fail to  understand  and  adjust to the
                        changes we have made, as we no longer receive  Corporate
                        Education  Revenue after January 31, 2003. There is also
                        a risk that our Independent  Representatives may educate
                        our  customers  inadequately,   which  may,  indirectly,
                        adversely affect the customers' relationships with the Company. Consequently, the Company is dependent upon the rise in sales of "Other Small Business Services" and "Representative and Agent Fees" to stay in business.



WE MAY HAVE CONTINGENT We cannot preclude the possibility that an investor or LIABILITIES RESULTING investors who purchased securities in connection with
FROM OUR RECENT         the  exercise  of  options  will  claim  that our recent
ISSUANCE OF COMMON      restatement   of  certain   portions  of  our  financial
STOCK.                  statements  constituted  a failure  to fully  disclose a
                        material  fact. We initially  recognized all revenues as
                        we  received  funds.  As a result  of  certain  comments
                        provided  by the  SEC,  we have  recently  restated  our
                        Financial  Statements for the period August 2001 through
                        January  2003.  Rather than  recognize all revenues upon
                        receipt,  we amortized  our revenues over a twelve month
                        period of time,  reflecting the time over which we might
                        be required to provide services and/or products.  In the
                        event any shareholder were to successfully  prosecute an
                        action against us on this issue,  the  shareholders  who
                        were investors in this private placement may be entitled
                        to  damages,   including   a  right  to  rescind   their
                        investment,  entitling  them to a return of their  gross
                        investment.  We have  issued  options  to members of our
                        network  marketing  program,  the  amount  of  which  is
                        determined by their  performance.  The exercise price of
                        these options  ranges from $0.25 to $1.50 per share.  We
                        received  $615,272 as a result of the  exercise of these
                        options.  Accordingly,  assuming that  the  shareholders
                        were entitled to a return of their investment damages to
                        the Company would, at the minimum,  be equal to $615,272
                        and  could  exceed  that  amount.   Section  12  of  the
                        Securities Act of 1933 would provide shareholders with this right of rescission in the event it was determined that we had failed to disclose a material fact. Such a damage award would have a severe and adverse effect on our business, including but not limited to, impacting our ability to continue as a going concern.


WE MAY REQUIRE          We  currently   anticipate   that  our  available   cash
ADDITIONAL CAPITAL AND  resources   from   operations   and   previous   capital
OUR ABILITY TO RAISE financings will be sufficient to meet our presently THE NEEDED CAPITAL IS anticipated net capital and expenditure requirements for
UNCERTAIN.              the  foreseeable  future based upon known and reasonably
                        estimated   trends.   However,   if  we  need  to  raise
                        additional   funds  in  order  to  support   more  rapid
                        expansion,   develop  new  or  enhanced   services   and
                        products, respond to competitive pressures, acquire complementary businesses and/or technologies, or respond to unanticipated requirements, there can be no assurance that additional financing will be available when needed on terms favorable to our Company.

WE ARE DEPENDENT UPON Our success depends, to a significant extent, upon a THE KEY SERVICES OF number of key employees, including the efforts of its GIL KIM AND JUDY KIM key management personnel, specifically our President and
WITH WHOM WE HAVE       Chief  Executive  Officer,  Gil Kim, and Vice President,
EMPLOYMENT AGREEMENTS, Controller and Secretary, Judy Kim. In order to retain BUT THEY MAY DESIRE TO its key management personnel, such individuals have been
TERMINATE THEIR         provided  with  substantial   stock  and/or  options  to
RELATIONSHIP WITH THE acquire Common Stock of the Company. The Company does COMPANY AT ANY TIME, not maintain key person life insurance on its key
CAUSING A SEVERE        employees.  The  loss  of  the  services  of  any of its
DISRUPTION IN OUR       officers,  directors,  and/  or  key  employees,  or the
OPERATIONS.             inability to identify,  hire,  train and/or retain other
                        qualified personnel in the future, could have a material adverse effect on the Company's business, financial condition and operating results. We believe that our future success will also depend in part upon our ability to attract, retain, and motivate qualified personnel.
                        Competition for such personnel is intense. There can be no assurance that we can attract and retain such personnel.

OUR COMMON STOCK MAY While there is no assurance, we intend to apply to trade BE CLASSIFIED AS A upon the OTCBB. As a result, an investor could find it
"PENNY STOCK" WHICH     more  difficult  to  dispose  of, or to obtain  accurate
COULD CAUSE INVESTORS quotations as to the market value of, the stock, as TO EXPERIENCE DELAYS compared to securities, which are traded on the NASDAQ AND OTHER DIFFICULTIES trading market or on an exchange. In addition, we IN TRADING SHARES IN anticipate that the trading in our Common Stock may be
THE STOCK MARKET.       initially  covered by what is known as the "Penny  Stock
                        Rules."  Our sale of stock  prior to the  filing of this
                        Prospectus  was under the  exercise  of  options,  which
                        contained strike prices ranging from $0.25 to $01.50 per
                        share.  If our Common Stock  commences  trading upon the
                        OTCBB, or any other  securities  exchange upon which our
                        Common  Stock is traded,  the Shares  will be covered by
                        the  penny  stock  rules if it trades at a price of less
                        than $5.00 per share.  As a result,  we anticipate  that
                        the penny  stock  rules  will apply to our stock for the
                        foreseeable   future.  The  penny  stock  rules  require
                        brokers to provide additional disclosure in connection with any trades involving a stock defined as a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith.
                        The regulations governing penny stocks could limit the ability of brokers to sell the shares offered in this Prospectus and to sell the shares in the secondary trading market. If brokers have difficulty in selling our shares in the open market, the demand for our shares could be materially reduced. This could result in a severe decline in our stock price.

THE OFFERING PRICE OF No federal or state agency has made any finding or THE SHARES TO BE SOLD determination as to the merits, fairness, or suitability HAS BEEN ARBITRARILY for investment of the Shares, nor has any independent
DETERMINED.             third party,  such as an  investment  banking  firm,  or
                        other  expert  in  the  valuation  of  the  business  or
                        securities,  nor  made  an  evaluation  of our  economic
                        potential.  Our  legal  counsel  is not  experienced  in
                        reviewing  and  verifying  the  merits  of a  particular
                        investment from a financial point of view, nor has legal
                        counsel   undertaken   to   conduct   such   a   review.
                        Consequently, an investment in the Shares should only be
                        made by prospective  investors who,  either  directly or
                        through  their  own  professional  advisors,   have  the
                        financial and business knowledge and experience to meaningfully evaluate the merits and risks thereof.
                        Potential investors are urged to seek and obtain an independent analysis of our company, and its business and plan of expanded operations, before making an investment in the Shares.

GROWTH OF THE COMPANY   We  rely   almost   exclusively   upon  our  network  of
IS DEPENDENT UPON       Independent  Representatives  to market our products and
EXPANSION AND           services.  While this network is currently  comprised of
RETENTION OF THE SALE   over 3,000  individuals,  there are certain  individuals
FORCES.                 who  generate the vast  majority of our revenue.  In the
                        event  that any of these key  individuals  were to leave
                        our   marketing   network,   or  to   otherwise   become
                        unavailable to participate in the network, our ability to conduct our business could be materially, and perhaps permanently, impaired.

CONTROL OF COMPANY IN   Upon this  Prospectus  being  declared  effective by the
PRINCIPAL               SEC,  Gil  Kim  and  Judy  Kim  will   beneficially  own
SHAREHOLDERS, OFFICERS  approximately  71% of the  outstanding  Shares of Common
AND DIRECTORS.          Stock   (assuming   exercise  of  the  500,000   options
                        previously issued to Gil Kim and Judy Kim). As a result,
                        these persons  acting  together will have the ability to
                        control the election  and removal of  Directors  and any
                        merger,  consolidation,  or sale of all or substantially
                        all of our  assets,  and to control our  management  and
                        affairs.  Accordingly,  this  concentration of ownership
                        may  have  the  effect  of   delaying,   deferring,   or
                        preventing  a change  in  control,  impeding  a  merger,
                        consolidation,  takeover, or other business combination,
                        or  discouraging  a  potential  acquirer  from  making a
                        tender offer or otherwise  attempting to obtain  control
                        of  our  Company,   which  in  turn,  could  materially,
                        adversely affect the market price of our Common Stock.

                            TERMS OF THE OFFERING

The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc., a Nevada corporation. These Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus covers only the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the OTCBB or any other securities exchange upon which our Common Stock is traded. Thereafter, all sales of Shares shall be at market price.



Upon our Common Stock trading upon the OTCBB, or any other securities exchange upon which our Common Stock is traded, the Selling Shareholders may affect transactions by selling Shares of Common Stock through broker-dealers, who may act as agents or principals for the Selling Shareholder(s). Such broker-dealers may receive compensation in the form of discounts, concessions, and/or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of the Shares of Common Stock for which such broker-dealers may act as agents or to whom they sell as principals, or both. Each Selling Shareholder and any broker-dealer that acts in connection with the sale of Shares of Common Stock may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers, and any profit on the resale of the Shares of Common Stock sold by them while acting as principals, might be deemed to be underwriting discounts or commissions.

We have notified the Selling Shareholders of the Prospectus delivery requirements for sales made pursuant to this Registration Statement, of which this Prospectus is a part, and that if there are material changes to the stated Plan of Distribution, a post-effective amendment with current information would need to be filed before offers are made and no sale could occur until such amendment is declared effective.

We are informing the Selling Shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, may apply to their sale in the market and have provided the Selling Shareholders with a copy of such Rules and Regulations. This Prospectus covers 1,593,399 Shares of the Common Stock of MSTG Solutions, Inc., a Nevada corporation. These Shares were acquired by the Selling Shareholders through the exercise of options. This Prospectus only covers the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the OTCBB or any other securities exchange on which our Common Stock is traded. Thereafter, all sales of Shares of Common Stock shall be at market price. Selling Shareholders may also resell all or a portion of his/her Shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act of 1934, provided they meet the criteria and conform to the requirements of such Rule.

THERE IS CURRENTLY NO TRADING MARKET FOR THE SHARES OF STOCK REGISTERED HEREIN. IF THE SHARES BECOME QUOTED OR LISTED ON A SECURITIES MARKET, OTHER THAN THE PINK SHEET QUOTATION SERVICE, THE HOLDERS OF THE SHARES REGISTERED HEREIN MAY
OFFER AND SELL THEIR SHARES AT MARKET PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

We anticipate applying to the Over-the-Counter Bulletin Board ("OTCBB"). There is no assurance that the OTCBB will allow our Common Stock to trade, or if our Shares do trade upon the OTCBB, or any other securities exchange upon which our Common Stock is traded, that an active trading market will develop.


As of February 29, 2004, there were approximately 476 holders of Shares our Common Stock, as reported by our transfer agent. Members of our sales network earn stock options, the amount and form of which are conditioned upon the level of performance. The following options have currently been earned by members of our sales network:


   =========================================================================
       EXERCISE PRICE                                   NUMBER OF MEMBERS
        {PER OPTION}           NUMBER OF OPTIONS         WHO HAVE EARNED
                                                             OPTIONS

       $ 0.25 Options              2,292,448                   228
       $ 0.50 Options              2,186,019                   520
       $ 0.75 Options              3,777,750                   456
       $ 1.50 Options              1,072,000                    81
                               ==================          ===========

            TOTAL                  9,328,317
                               ==================
   =========================================================================

None of these options have been issued. It is our intention to register all Shares underlying these options during the one (1) year period of time following the effective date of the Registration Statement, of which this Prospectus is a part.

We are registering 1,593,399 shares in the Registration Statement, of which this Prospectus is a part. Mr. and Mrs. Kim hold 3,100,000 Shares of the Company's Common Stock; Strawberry Canyon Capital, Inc. holds 250,000 Shares of the Company's Common Stock; and West Moore Partners, LP holds 100,000 Shares of the Company's Common Stock, all of which Shares have been held for greater than one
(1) year. Under Rule 144 of the Securities Exchange Act of 1934, all of these Shares of Common Stock could be sold subject to certain volume restrictions; however, these Shares are not being registered in this Prospectus.

                                 DIVIDEND POLICY

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business.

                             SELECTED FINANCIAL DATA

The following selected financial data is a summary and should be read in conjunction with, the financial statements, related notes to financial statements and Report of Independent Public Accountants, and Management's
Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere. The following tables summarize certain selected financial data of MSTG Solutions, Inc., a Nevada corporation for the twelve months ended July 31, 2003 and 2002 (audited) and for the three months ended October 31, 2003 and 2002 (unaudited). The data has been derived from Financial Statements included elsewhere in this Prospectus. No dividends have been paid for any of the periods presented.



                          THREE MONTHS  THREE MONTHS    (REVISED)
                              ENDED         ENDED        TWELVE         TWELVE
                           OCTOBER 31,   OCTOBER 31,   MONTHS ENDED  MONTHS ENDED
                              2002          2003        JULY 31,       JULY 31,
                           (UNAUDITED)   (UNAUDITED)      2002[7]        2003[7]
                           -----------   -----------   ------------  ------------
STATEMENT OF INCOME
DATA:
  Revenue                 $    767,753   $   811,388  $    986,857   $   3,365,527
  Net Income (Loss)       $    (54,182)  $    84,375
                                                      $   (427,244)  $     (28,359)
  Net Income  (Loss)
  per Share               $      (0.01)  $      0.02  $      (0.15)  $      (  *  )
                          -------------  ----------- --------------  ------------

    * Less than $0.01 per share


                            OCTOBER 31,
                               2003           (REVISED)
                            (UNAUDITED)     JULY 31, 2002[7]    July 31, 2003[7]
                            -----------     ----------------    ----------------
BALANCE SHEET DATA:
  Total Assets            $    1,048,892   $    1,473,639      $    1,135,122
  Total Liabilities       $      746,326   $    1,761,708      $      913,772
  Stockholders' Equity    $      302,566   $     (288,069)     $      221,350
                          --------------   ---------------     --------------


---------------

7     Annual data is derived from audited Financial Statements.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

The following discussion regarding our Financial Statements should be read in conjunction with our Financial Statements and related Notes to Financial Statements included elsewhere in this Prospectus.

OVERVIEW

We are engaged in the business of providing small business related products and services to the public. The Registration Statement, of which this Prospectus is a part, covers 1,593,399 Shares of the Common Stock of MSTG
Solutions, Inc., a Nevada corporation. These Shares were acquired by the Selling Shareholders through the exercise of options. This Prospectus covers only the resale of these Shares of our Common Stock by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the OTCBB, or any other securities exchange upon which our Common Stock is traded. Thereafter, all sales of Shares of our Common Stock shall be at market price.

RESULTS OF OPERATIONS

The following table sets forth selected financial information for the periods indicated:


                                              (UNAUDITED)           (UNAUDITED)
                                          THREE MONTHS ENDED     THREE MONTHS ENDED
                                           OCTOBER 31, 2003       OCTOBER 31, 2002
                                           ----------------       ----------------
STATEMENT OF INCOME DATA:
   Revenue                                     $ 811,388             $ 767,753

   Operating Expenses                            727,013               821,935

   Income (Loss) from                             84,375               (54,182)
   operations
   Total other income and                          4,386                  (473)
   (expense)
   Provision (benefit)
   for income taxes                                 (269)                   --
                                               ---------             ---------
NET INCOME (LOSS)                                 89,030               (54,655)


RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED OCTOBER 31, 2003

We generated $811,388 in total revenues and $727,013 in total operating expenses for the three months ended October 31, 2003 and $767,753 in total revenues and $821,935 in total operating expenses for the three months ended October 31, 2002. Our sales commission expenses decreased, during this same period of time, from $448,983 to $437,048. This increase in revenues and decrease in sales commission expenses are primarily attributable to our network marketing sales force increasing other small business services revenue. Monthly sales commissions for the sales of certain other small business services are lower than weekly commissions that were paid for the sale of Corporate Education in previous periods. Our commission expenses decreased as a result of the sales force expansion focusing on selling our monthly, other small business services. We have significantly reduced the payment of bonus amounts to our company management in order to improve our net income.

Other small business services revenues increased from $45,406 for the three months ended October 31, 2002 to $405,355 for the same period in 2003. Our direct expenses associated with these revenues decreased from $7,290 to $5,920. This improvement in other small business services profit margin is attributable to our directly providing certain services which we previously outsourced. These services include bookkeeping services, business filing services, company formalities services, resident agent services and mail forwarding services.

Our net loss of $54,655 for the three months ended October 31, 2002 increased to a net income of $89,030 for the same period in 2003. We believe that the primary cause of this decrease in loss was the rise in sales and the Company's initiative to control most of the products and services it offers "in-house." For the three months ended October 31, 2002, $37,539 was paid to Gil Kim in the form of cash bonuses. For the three months ended October 31, 2003, were no cash bonuses paid to the Company's officers, Gil Kim and Judy Kim.


Relative to total revenue, the following operating income and expenses changed by five percent (5%) or more when comparing the twelve months ended July 31, 2002 and July 31, 2003: Other Small Business Services Income, Commissions Expense, Payroll Expense and Sales and Marketing Expense, mainly due to the re-characterization and change of Corporate Education Revenue to Business Filing Revenue (in "Other Small Business Services"). Other Small
Business Services Revenue increased by over seven percent (7%). Commissions Expense also increased by over twenty-three percent (23%) when comparing the two periods, relative to gross sales, because as the Independent Representatives' sales force grew, more Independent Representatives become eligible for higher commissions than when they originally started selling the Company's services. While Payroll Expense, in dollar amount, was very similar when comparing the two periods, it decreased by approximately forty-one percent (41%) relative to sales. This is due to the increased efficiency of the Company's employees in handling the operations of the Company and rendering of the Company's services. Finally, Sales and Marketing Expense decreased by approximately eight percent (8%) relative to sales, because of the discontinuance of Corporate Education after January 2003, causing less travel expenses to be incurred by the Company.

From August 1, 2001 through October 31, 2003, the revenue streams we recognized were: 1) Corporate Education, 2) Bookkeeping Services with Tax Preparation, 3) Business Filing, also known as incorporation services, 4) Company Formalities Services, 5) Company Record Book and Seal Sales, 6)
Credit Services, 7) Legal Services, 8) Mail Forwarding Services, 9) Resident Agent Services, 10) Resident Telephone Services, 11) State Filing Services, 12) Voicemail Services, 13) Website Services and 14) Representative and Agent Fees. Most of the services just mentioned were rendered within three-days after the sale took place to ensure proper funds and payments were received by the Company. The previously-mentioned items that were recognized differently and deferred over a specified amount of time were: 1) Corporate Education, in which revenue was deferred over 12 months,
2) Business Filing, in which revenue was deferred over 3 months, 3) Resident Agent Services, in which revenue was deferred over 12 months, 4) Resident Telephone Services, in which revenue was deferred over 12 months,
5) Voicemail Services, in which revenue was deferred over 12 months, and 6) Representative and Agent Fees, in which revenue was deferred over 12 months. The decision to choose the revenue streams that were deferred was dependent upon the amount of time that services were guaranteed to the customer(s) who purchased the service(s).


In response to certain comments from the SEC, we have revised our revenue recognition policies for the period August 2001 through January 2003. All of the revenues that the Company receives from its customers are received at one time, even if the services for the revenue are to be rendered over a period of time. For example, from August 2001 through January 2003, the Company received Corporate Education revenue that was purchased and paid for by customers one time. Since the service was to be effective for twelve months, we were advised by the SEC staff to record revenues accordingly. Other revenue streams in which services are to be rendered over a period of twelve months are: Representative and Agent Fees, Resident Agent Income, Resident Telephone Income and Voicemail Income. As the Company's Independent Representatives became more educated and comfortable with selling the Company's services, our Independent Representatives decided to conduct his/her own training and Corporate Education Services, without the Company's involvement. Therefore, after January 2003, the Company has stopped selling its Corporate Education Services. The Company's pricing for its products and services and revenue from Representative and Agent Fees was then changed, and Corporate Education Services were re-characterized and changed to Business Filing Services (within "Other Small Business Services"). The Company no longer teaches or educates its customers; rather, we perform the service(s) requested by our customer(s). Since our new Business Filing customers have three months to file their businesses, the Business Filing revenue is deferred over three months. Throughout the Company's history, the Independent Representatives have received weekly commissions according to sales of the Company's services, thus, certain Commissions Expenses were also deferred to match with the deferred revenue. The Company's audited Financial Statements for the year ending July 31, 2002 did not take all of the aforementioned reasons into consideration, so the Financial Statements had to be restated to reflect those accounting principles. In addition, the audited Financial Statements for the year ending July 31, 2002 were restated a second time due to corrections in the Company's capital lease, changing its fixed asset balance and provision for income taxes, which necessarily changed the Company's income tax liability balance. The effect on net income for the year ending July 31, 2002 due to the restatement was a decrease of $504,715. Thus, the net effect was the same, a decrease of $504,715 in equity. Two new Balance Sheet accounts were added to record the remaining balances of revenue and expense: DEFERRED REVENUE (current liability) and DEFERRED COMMISSIONS (current asset).

RESULTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED JULY 31, 2003

The following table sets forth selected financial information for the periods indicated:


                                          (REVISED)
                                        TWELVE MONTHS         TWELVE MONTHS
                                           ENDED                  ENDED
                                       JULY 31, 2002[8]      JULY 31, 2003[8]
                                       ----------------      ----------------
STATEMENT OF INCOME DATA:
   Revenue                              $   986,857           $ 3,365,257

   Operating Expenses                     1,414,101             3,393,886

   Income (Loss) from                      (427,244)              (28,359)
   operations
   Total other income and                     4,395                 5,282
   (expense)
   Provision (benefit) for
   income taxes                              14,232                (4,980)
                                        -----------           -----------


We generated $3,365,527 in total revenues and $3,393,886 in total operating expenses for the twelve months ended July 31, 2003 and $986,857 in total revenues and $1,414,101 in total operating expenses for the twelve months ended July 31, 2002. Our sales commission expenses increased, during this same period of time, from $361,667 to $1,985,050. This increase in revenues and sales commission expenses is primarily attributable to the development and expansion of our network marketing sales force. As our sales force expanded, it successfully increased total revenues. Our commission expenses increased as a result of the sales force expansion, as well as the performance-based, bonus commission payments to members of the network and company management. We have significantly reduced the payment of bonus amounts to our company management in order to improve our net income.

Other small business services revenues increased from $96,939 for the twelve months ended July 31, 2002 to $571,021 for the same period in 2003. Our direct expenses associated with these revenues increased from $49,315 to $64,032. This improvement in other small business services profit margin is attributable to our directly providing certain services which we previously outsourced. These services include business entity preparation, resident agent services and mail forwarding services.

Our net loss of $437,081 for the twelve months ended July 31, 2002 decreased to a net loss of $18,097 for the same period in 2003. We believe that the primary cause of this decrease in loss was the rise in sales and the Company's initiative to control most of the products and services it offers "in-house."

For the twelve months ended July 31, 2002, there were no cash bonuses paid to the Company's officers, Gil Kim and Judy Kim. For the twelve months ended July 31, 2003, $219,519 was paid to Gil Kim in the form of cash bonuses. According to the six-month comparative income statements, the significant changes in the Cost of Sales and the General and Administrative Expenses (expenses that increased or decreased by more than 10% relative to sales), were Corporate Education Commissions, Business Filing Expenses, Office Supplies, Payroll Expenses, Professional Expenses, and Rent Expenses. In the first year of a company using Network Marketing as a sales strategy, the amount of commissions paid to Independent Representatives is always less compared to the second year and years thereafter. When a Network Marketing Organization starts, not all levels of compensation are paid out, as shown in Table 3, because the sales force had taken some time to reach down the levels of compensation, as well as the higher positions, such as Director and Regional Vice President, which pay higher commission rates.

-----------------

8     Annual data is derived from audited Financial Statements.

From August 1, 2001 through July 31, 2003, the revenue streams we recognized were: 1) Corporate Education, 2) Bookkeeping Services with Tax Preparation,
3) Business Filing, also known as incorporation services, 4) Company Formalities Services, 5) Company Record Book and Seal Sales, 6) Credit Services, 7) Legal Services, 8) Mail Forwarding Services, 9) Resident Agent Services, 10) Resident Telephone Services, 11) State Filing Services,
12) Voicemail Services, 13) Website Services and 14) Representative and Agent Fees. Most of the services just mentioned were rendered within three-days after the sale took place to ensure proper funds and payments were received by the Company. The previously-mentioned items that were recognized differently and deferred over a specified amount of time were: 1) Corporate Education, in which revenue was deferred over 12 months, 2) Business Filing, in which revenue was deferred over 3 months, 3) Resident Agent Services, in which revenue was deferred over 12 months, 4) Resident Telephone Services, in which revenue was deferred over 12 months, 5) Voicemail Services, in which revenue was deferred over 12 months, and 6) Representative and Agent Fees, in which revenue was deferred over 12 months. The decision to choose the revenue streams that were deferred was dependent upon the amount of time that services were guaranteed to the customer(s) who purchased the service(s).

Relative to total revenue, the following operating income and expenses changed by more than five percent (5%) or more when comparing the twelve months ended July 31, 2002 and July 31, 2003: Other Small Business Services income, Commissions expense, Payroll Expense and Sales and Marketing expense. Mainly due to the recharacterization and change of Corporate Education Revenue to Business Filing Revenue (in "Other Small Business Services"), Other Small Business Services Revenue increased by over seven percent (7%). Commissions expense also increased by over twenty-three percent (23%) when comparing the two periods, relative to gross sales, because as the Independent Representatives' sales force grew, more Independent Representatives become eligible for higher commissions than when they originally started selling the Company's services. While Payroll expense, in dollar amount, was very similar when comparing the two periods, it decreased by approximately forty-one percent (41%) relative to sales. This is due to the increased efficiency of the Company's employees in handling the operations of the Company and rendering of the Company's services. Finally, Sales and Marketing expense decreased by approximately eight percent (8%) relative to sales, because of the discontinuance of Corporate Education after January 2003, causing less travel expenses to be incurred by the Company.


In response to certain comments from the SEC, we have revised our revenue recognition policies for the period August 2001 through January 2003. All of the revenues that the Company receives from its customers are received at one time, even if the services for the revenue are to be rendered over a period of time. For example, from August 2001 through January 2003, the Company received Corporate Education revenue that was purchased and paid for by customers one time. Since the service was to be effective for twelve months, we were advised by the SEC staff to record revenues accordingly. Other revenue streams in which services are to be rendered over a period of twelve months are: Representative and Agent Fees, Resident Agent Income, Resident Telephone Income and Voicemail Income. As the Company's Independent Representatives became more educated and comfortable with selling the Company's services, the Independent Representatives decided to conduct their own training and Corporate Education services, without the Company's involvement. Therefore, after January 2003 the Company has stopped selling its Corporate Education Services. The Company's pricing for its services and revenue for Representative and Agent Fees was then changed, and Corporate Education Services were re-characterized and changed to Business Filing Services (within "Other Small Business Services"). The Company no longer teaches or educates its customers; rather, we perform the service(s) requested by our customer(s). Since new Business Filing customers have three months, from the date they purchase the service, to file their businesses, the Business Filing revenue is deferred over three months. Throughout the Company's history, the Independent Representatives receive weekly commissions according to sales of the Company's services, so certain Commissions Expense were also deferred to match with the deferred revenue. The Company's audited Financial Statements for the year ending July 31, 2002 did not take all of the aforementioned reasons into consideration, so the Financial Statements had to be restated to reflect those accounting principles. In addition, the audited Financial Statements for the year ending July 31, 2002 were restated a second time due to corrections in the Company's capital lease, changing its Fixed Asset balance and its provision for income taxes, which necessarily changed its income tax liability balance. The effect on net income for the year ending July 31, 2002 due to the restatement was a decrease of $504,715. Thus, the net effect was the same, a decrease of $504,715 in equity. Two new Balance Sheet accounts were added to record the remaining balances of revenue and expense: DEFERRED REVENUE (current liability) and DEFERRED COMMISSIONS (current asset).


RESULTS OF OPERATIONS TWELVE MONTHS ENDED JULY 31, 2002


Revenue for the fiscal year ended July 31, 2002 was $986,857. The Company generally educates individuals and small businesses on the benefits and advantages of establishing a corporation or other similar business entity. This portion of the Company's operations generated $809,759 of revenue for the year. Independent Representatives pay a fee to join the Company's network marketing sales program and $80,159 was paid during the year. During this fiscal year, the Company formed corporations, contracted with professionals in web site design and hosting and provided resident agent services for Nevada businesses, which amounted to $96,939 for our first twelve months of operations. We believe that while the aggregate amount of revenue may increase in the future, the sources of this revenue will contribute approximately the same percentage to total revenue.

OPERATING EXPENSES


Our operating expenses, in the aggregate amount of $1,414,101 are comprised of sales commissions payable to our Independent Representatives, direct costs to provide our products and services, sales and marketing expenses and general and administrative expenses. Sales commission expenses amounted to $361,667 and expenses associated with other small business services amounted to $49,315. Sales and marketing expenses, such as travel and entertainment, were $110,535. General and administrative expenses, including officers' and employees' wages and salaries, equipment rental, professional fees, rent and telephone expenses were $892,584.

INCOME FROM OPERATIONS

We incurred a loss of $437,081, after the allowance for income taxes, during our initial fiscal year of operations. Management believes that its focus upon the development of a network marketing sales system educated in the advantages associated with the various products and services offered by the Company will improve profitability in the future. However, since the network marketing sales force was initially inexperienced and unaware of the benefits of our products and services during our first full year of operations, we incurred a substantial loss.

LIQUIDITY AND CAPITAL RESOURCES

We do not believe that inflation has had a significant impact on our operations since our inception. We believe that our cash flow from operations will be sufficient to support our operations during our next twelve months. While there can be no assurance, we do not anticipate seeking new capital through June 30, 2003. Our company provides stock options as an incentive to our network-marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our stock. Since the inception of our company, 1,673,767 shares of our Common Stock have been issued as the result of option exercises. As of January 31, 2003, we have received a total of $615,272 as a result of the exercise of these stock options. Subsequent to January 31, 2003, we have received less than $10,000 due to the exercise of additional stock options. Each optionholder was provided with a disclosure document prior to the exercise of their options.

The Registration Statement, of which this Prospectus is a part, registers 1,593,399 shares of our Common Stock that were previously issued to individuals and entities exercising our stock options. We are not registering any shares for resale pursuant to the exercise of options.

Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire Common Stock at an exercise price of $0.25 per share. On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron.

FUTURE PLAN OF OPERATION

We believe that a critical component of our future growth will be the identification and deployment of additional services required by small business operations. We have found that new product introductions are helpful in assuring continuing interest on the part of the members of our network marketing system. Products and services we are considering include international issues such as visa compliance and import/export regulations, estate and retirement planning and business and life insurance. While there is no assurance that we will introduce any of these products or services to the marketing network and if such an introduction takes place, there is no assurance that the product will be profitable, we are dedicated to continuing to analyze potential new products and services to be offered. We anticipate adding up to five additional employees through July 31, 2004.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 along with all amendments and exhibits to it under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the
Registration Statement, omits certain information contained in the Registration Statement on file with the SEC pursuant to the Act and the rules and regulations of the thereunder.


The Registration Statement, including the Exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities Exchange Commission at 1-800-SEC-0330. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, you should refer to the filed document for the complete details. The Commission's Internet site located at www.sec.gov contains reports, proxy and information statements and other information regarding issuers that have electronically filed with the Commission.


FORWARD LOOKING STATEMENTS

This Prospectus contains certain statements about our future business plans, including our current intention to develop and market new products and services in the future and our possible need for additional capital to finance our growth. Statements made in this prospectus regarding our future business prospects and capital needs are forward-looking statements under federal securities laws. There is no assurance that any statement about our future business potential will eventually actually occur or that our projected revenues and expenses will not be materially different that our current expectations. Our ability to proceed with the implementation of our business plans is subject to all of the risks discussed in this prospectus and our ability to estimate the time period for which such implementation would occur is subject to substantial uncertainty. Undue reliance should not be placed upon any forward looking statement contained in this Prospectus, including but not limited to statements about the introduction of new products and services, our need for additional capital and the anticipated timing in implementing any of our future business plans. These statements are based on the current expectations of our management, which may change in the future due to a large number of unanticipated future developments, including, but not limited to the Risk Factors set forth in this Prospectus.

                     ORGANIZATION OF MSTG SOLUTIONS, INC.
HISTORY

Our company is a Nevada corporation that changed its name from Tech Windows, a Nevada corporation to MSTG Solutions, Inc., a Nevada corporation during the fourth quarter of 2001. The major shareholders of the Company are Gil Kim and Judy Kim, who jointly own 3,100,000 Shares of our Common Stock, and Strawberry Canyon Capital, Inc., whose sole shareholder is Lawrence Horwitz, owns 250,000 Shares of our Common Stock. Horwitz and Cron, a law firm in which Mr. Horwitz is a partner, provides legal work for our company.

Our operations have been financed exclusively by Gil and Judy Kim and the exercise of stock options. Initially, the Company was established to market long distance services through its network-marketing program. The Company has adjusted its plans to now focus exclusively upon small business related products and services.

                           BUSINESS OF THE COMPANY
GENERAL

On June 26, 2001 Tech Windows was incorporated in the state of Nevada. During its initial six months of existence, no business operations were conducted through Tech Windows. In February, 2002 the name of Tech Windows was changed to MSTG Solutions, Inc. We initially established our business to market long distance services through a network-marketing program. We have adjusted our plans to now focus exclusively upon providing products and services for small businesses.

Our management believes that it has established a convenient method to form a corporation or other similar business entity, obtain a professionally-designed business web site, retain professionals such as accountants, lawyers and salespeople and use these tools to generate income by sharing the Company's products and services to the end consumer.

Between the period August 1, 2001 and January 31, 2003 we offered two different "Corporate Education" service packages - the "C-Pak" for $495.00 or the "Hi-Pak" for $895.00. The customer(s) would receive education and training on the benefits of incorporating small businesses for a period of 12 months from the date of purchase. The customer would pay either $495.00 ("C-Pak") or $895.00 ("Hi-Pak") for the purchase of the service package, and we in turn, would pay the Corporate Education Commissions according to the then applicable Marketing and Compensation Plan. We received a total of approximately $3,600,000 in Corporate Education Revenue during this period. We paid Corporate Education Commissions to our Independent Representatives of approximately $2,300,000 during this period, or about 64% of the total Corporate Education Revenue received.


Our two training packages that were marketed, called the "C-Pak" and "Hi-Pak," provided for 12 months of education seminars, which included, but were not limited to, discussions and instructions on the following topics:


      o Business Entities and Strategies: Which is the best business entity for me?

      o Business Formalities: What do I need to do to comply with legal requirements to assure that my business entity protects my personal assets?

      o Setting up Books for your Company: How do I properly document my business income and expenses?

      o Basic Business Credit Profile Building: How will I build a business credit profile that has nothing to do with my personal credit profile?

      o Business Contracts: What contracts do I need and what are the key clauses of these contracts?

      o Tax Advantages: How can I legally save on federal and state income taxes?

We had local, regional and national training events, as well as national conference calls, in which our Independent Representatives and customers participated. Customers were awarded a Certificate of Attendance at the first educational seminar offered by our MSTG Academy they attended.

After the purchase of one of our training or education services, customers had one-year of free attendance to our Academy's educational training and seminars. In addition, should a customer decide to incorporate their business, the customer could avail themselves of our business filing service (a.k.a. corporate service or incorporation service), with state filing fees and list of officers' filing separate. Customers could choose to file their business entities within two years from the date of purchase of one of either of our training packages.

We intend that all of our products and services be marketed through our sales network of Independent Representatives. Our management believes that this sales network provides the critical link between our products and services and the end consumer.

As Independent Representatives became more familiar with our products and services, the Independent Representatives took over the continuing education and training of customers and new Independent Representatives directly after January 31, 2003. Since that time, when customer requirements have been fulfilled, all sales commissions have been paid from the Company's business filing sales ("Corporate Service"), Independent Representative fees and the Company's other small business services offered (i.e., bookkeeping services, legal services, website services). The Independent Representative(s) would be responsible for all associated costs of education and training. While there is no assurance that we will successfully expand our range of services to include any or all of the foregoing services, it is presently our intention to monitor the marketplace for products and services, which compliment the existing offerings, and to incorporate such products and services into our business plans.

Our current revenues are derived from one of three sources:

      o CORPORATE EDUCATION: While we have recently eliminated the trade name, "C-Pak," from our current marketing strategy, much of our historical revenue, under this category, arose from the sales of "C-Paks" and "Hi-Paks." "C-Paks" involved a one-time fee payable by the customer to receive education and training for one year and to file their business entity such as a corporation. "Hi-Paks" involved all of the items included in the "C-Pak," as well as a Company Book and Seal and an Incorporation Training Kit that included a book written by the Company, with additional information and brochures. We have replaced "C-Pak" and "Hi-Pak" with a one-time fee for which we provide all of the necessary services to file a customer's business entity. The "Hi-Pak" term is still used, but is now referred to as customers who purchase the one-time fee to file their business (a.k.a. incorporation service, corporate service) and become Optional Team Leader (OTL), as an Independent Representative of the Company. "Hi-Pak" is no longer linked with any type of education or training. There are no further education services.

      o REPRESENTATIVE AND AGENT FEES: These fees are paid by individuals who decide to join our network marketing sales force.

      o OTHER SMALL BUSINESS SERVICES: These are revenues generated from the various small business services we provide, including bookkeeping, business filing, company formalities, credit, legal, mail forwarding, resident agent, resident telephone, voicemail and website services.


After January 31, 2003 Corporate Education and the one-time fee of $495.00 for the filing of the customer's business, which is ordered with our "Business Filing Service Order Form," was discontinued. We provide each customer with a retail business kit that includes literature and a book on the incorporation process and corporate credit. The customer also receives incorporation services (the right to incorporate); valid until the customer decides in which state they would like to incorporate. As amended in the MSTG Solutions, Inc. Policies and Procedures, each Business Filing customer has 3 months from the date of their purchase to incorporate their business. When the customer is ready to incorporate, they pay the applicable State Filing Fee(s). When a Business Filing Sale is made, the Independent Representatives' Sales Commissions are paid the following week and detailed in our Marketing and Compensation Plan. If a customer chooses to become an Optional Team Leader (OTL) and purchase the Business Filing Service simultaneously, then higher Sales Commissions are paid to the Independent Representatives. After January 31, 2003 our Independent Representatives took over the continuing education and training of new Representatives directly, since the Company ceased Corporate Education. Since that time, when customer requirements had been fulfilled, all Sales Commissions have been paid from our Business Filing Sales, Representative and Agent Fees, and our monthly corporate and business services offered (i.e., Bookkeeping Services, Legal Services, Website Services, etc.). Our Marketing and Compensation
Plans  for the  Independent  Representatives  are set  forth in the  following
Tables:


           WEEKLY COMMISSIONS FOR EACH BUSINESS FILING OR INDEPENDENT
                           REPRESENTATIVE (OTL) SALE
                     FROM FEBRUARY 1, 2003 THROUGH PRESENT

                 ----------------------------------------------------------------------------------------------------
                           OPTIONAL       OPTIONAL    QUALIFIED
                           CUSTOMER         TEAM        TEAM
                        REPRESENTATIVE     LEADER      LEADER                                          REGIONAL VICE
                             (OCR)          (OTL)       (QTL)           MANAGER         DIRECTOR        PRESIDENT
---------------------------------------------------------------------------------------------------------------------
REQUIREMENTS                                          BE AN OTL
                            PAY THE         PAY THE    AND MAKE
                              $99            $499         3
                           INDEPENDENT    INDEPENDENT QUALIFYING        SPONSOR         SPONSOR          SPONSOR
                         REPRESENTATIVE REPRESENTATIVE  SALES (3           6               5                5
                              FEE             FEE      CUSTOMERS)         QTLS          MANAGERS        DIRECTORS
---------------------------------------------------------------------------------------------------------------------
LEVEL 1 -
PERSONAL SALES             $       -     $       -     $   100.00     $   150.00       $    160.00     $    165.00
---------------------------------------------------------------------------------------------------------------------
LEVEL 2 -
OVERRIDES                  $       -     $       -     $        -     $    50.00       $     60.00     $     65.00
---------------------------------------------------------------------------------------------------------------------
LEVEL 3 -
OVERRIDES                  $       -     $       -     $        -     $     5.00       $  10.00        $     10.00
---------------------------------------------------------------------------------------------------------------------
LEVEL 4 -
OVERRIDES                  $       -     $       -     $        -     $     5.00       $   5.00        $      5.00
---------------------------------------------------------------------------------------------------------------------

                WEEKLY COMMISSIONS FOR EACH BUSINESS FILING AND
                     INDEPENDENT REPRESENTATIVE (OTL) SALE
                     FROM FEBRUARY 1, 2003 THROUGH PRESENT

                          --------------------  ----------------- ------------------  ------------------------------  --------------
                           OPTIONAL CUSTOMER      OPTIONAL TEAM     QUALIFIED TEAM      MANAGER           DIRECTOR     REGIONAL VICE
                          REPRESENTATIVE (OCR)     LEADER (OTL)       LEADER (QTL)                                       PRESIDENT
                          --------------------  ----------------- ------------------  ------------------------------  --------------
LEVEL 1 - PERSONAL SALES  $            -        $             -    $        200.00     $     300.00    $    340.00    $   365.00
----------------------------------------------  ----------------- ------------------  ------------------------------  --------------
LEVEL 2 - OVERRIDES       $            -        $             -    $          -        $     100.00    $    140.00    $   165.00
----------------------------------------------  ----------------- ------------------  ------------------------------  --------------
LEVEL 3 - OVERRIDES       $            -        $             -    $          -        $      20.00    $     40.00    $    55.00
----------------------------------------------  ----------------- ------------------  ------------------------------  --------------
LEVEL 4 - OVERRIDES       $            -        $             -    $          -        $      15.00    $     25.00    $    35.00
----------------------------------------------  ----------------- ------------------  ------------------------------  --------------
LEVEL 5 - OVERRIDES       $            -        $             -    $          -        $      10.00    $     15.00    $    20.00
----------------------------------------------  ----------------- ------------------  ------------------------------  --------------

                MONTHLY SALES COMMISSIONS FOR EACH BOOKKEEPING,
               COMPANY FORMALITIES, CREDIT, LEGAL OR WEBSITE SALE
                      FROM AUGUST 1, 2001 THROUGH PRESENT

                          --------------------  ----------------- ------------------  ------------------------------  --------------
                           OPTIONAL CUSTOMER      OPTIONAL TEAM     QUALIFIED TEAM      MANAGER           DIRECTOR     REGIONAL VICE
                          REPRESENTATIVE (OCR)     LEADER (OTL)       LEADER (QTL)                                       PRESIDENT
                          --------------------  ----------------- ------------------  ------------------------------  --------------
LEVEL 1 - PERSONAL SALES  $         1.00        $          1.00    $          1.00     $       1.40    $      1.80    $     2.20
----------------------------------------------  ----------------- ------------------  ------------------------------  --------------
LEVEL 2 - OVERRIDES       $            -        $             -    $           .50     $        .90    $      1.30    $     1.70
----------------------------------------------  ----------------- ------------------  ------------------------------  --------------
LEVEL 3 - OVERRIDES       $            -        $             -    $           .50     $        .90    $      1.30    $     1.70
----------------------------------------------  ----------------- ------------------  ------------------------------  --------------
LEVEL 4 - OVERRIDES       $            -        $             -    $           .50     $        .90    $      1.30    $     1.70
----------------------------------------------  ----------------- ------------------  ------------------------------  --------------
LEVEL 5 - OVERRIDES       $            -        $             -    $           .50     $        .90    $      1.30    $     1.70
----------------------------------------------  ----------------- ------------------  ------------------------------  --------------
LEVEL 6 - OVERRIDES       $            -        $             -    $          1.00     $       1.40    $      1.70    $     2.10
----------------------------------------------  ----------------- ------------------  ------------------------------  --------------
LEVEL 7 - OVERRIDES       $            -        $             -    $          3.00     $       3.40    $      3.80    $     4.20
----------------------------------------------  ----------------- ------------------  ------------------------------  --------------

In addition to being our customers, the customer can also become an Independent Representative by selling our products and services in order to earn sales commissions and sales commission overrides, depending upon their degree of involvement in our sales network and their success in marketing our products and services. We market our products and services through this sales network of Independent Representatives to market our products and services and to sponsor and develop others to build their own sales organizations. We recorded revenues of $80,159 and $304,641 in fees for the twelve months ended July 31, 2002 and July 31, 2003 by individuals for the purpose of joining our network marketing program.


No commissions are paid solely based on recruitment of others. When a product or service is sold, depending on the product or service, the sales commission is paid the next week or the next month to the Independent Representative making the sale. In addition, override commissions are also paid for the sale to the original Independent Representatives whom are in the sponsorship line of the Independent Representative who made the sale. When an Independent Representative joins the program, we provide an Independent Representative a Marketing Kit, allow presentations and trainings at any of
our  offices,   occasionally  organize  area-training  meetings  at  locations besides our offices, and designate personnel at the corporate office, specially trained to answer questions and inquiries from Independent Representatives and retail customers. We offer various communication avenues to our Independent Representatives to keep other Independent Representatives informed of any changes in the marketing of our products and services. The primary communication vehicles we utilize to keep our Independent Representatives informed include the extensive use of electronic mail, an interactive voicemail service and our website, http://www.mstgs.com.


Network marketing is primarily used for marketing based on personal sales, since it encourages the authorized sales agent, or Independent Representative, to use face-to-face meetings with potential customers and has the potential of attracting a large number of sales personnel within a short period of time, while avoiding significant advertising costs. Our marketing efforts towards individuals typically target small business owners or individuals seeking to start their own business, using the benefits of an advantageous business entity, such as a corporation. Our Independent
Representatives can also offer customers with additional services such as bookkeeping, corporate formalities, company books and seals, legal, mail forwarding, resident agent, voicemail and website services that a typical small business may need. Our sales network sold approximately 95% of our products and services during the twelve months ended July 31, 2002.

Our Independent Representatives, generally engaged as independent contractors, are provided with an Independent Representative Marketing Kit at the purchase of the Optional Team Leader (OTL) position. After initial customer qualification requirements, they are given the opportunity to sell all of our products and services, sponsor other individuals to build their own sales organization, receive commissions based on their personal sales and override commissions of their sponsored Independent Representatives' sales, qualify for performance bonus commissions and qualify for other performance perks. All advertising and solicitation materials used by the Independent Representatives must be approved by us prior to use. We currently have over 3,000 Independent Representatives marketing our products and services throughout the United States and Canada. A substantial number of our Independent Representatives market our products and services on a part-time basis, only.

Throughout our operating history, each of our Independent Representatives is required to sign our Independent Representative Agreement. As of February 1, 2003, each Representative has two options: (1) become an Optional Customer Representative (OCR) with the payment of $99.00; or (2) become an Optional Team Leader (OTL) with the payment of $499.00. While both of these positions entitle the Independent Representative to receive personal sales commissions, only the OTL position entitles the Independent Representative to form his or her own sales organization, entitling the Independent Representative to receive override sales commissions based upon the performance of those in the Independent Representative's organization.

We derive revenues from the marketing efforts of its network marketing sales force. As an Independent Representative, the individual is free to build a team of other Independent Representatives in order to qualify for override sales commissions and performance bonus commissions. These teams then train and qualify the members of the teams to earn sales commissions, override commissions and performance bonus commissions throughout the entire organization.

COMPETITION

We believe that we have substantial competition in both the marketing of our products and services over the Internet and in attracting experienced authorized sales agents. Many of these competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other companies with superior financing to our company may elect to enter the market. Competitors may devote greater resources to marketing and promotional campaigns, and devote substantially more resources to website and systems development than we can. We cannot assure you that we will be able to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, our management may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

Increased competition may result in reduced operating margins, loss of market share and a diminished franchise value. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures that we face may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, we may, from time-to-time, make certain service or marketing decisions or acquisitions that could have a material adverse affect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us. In addition, companies that control access to transactions through network access or Web browsers could promote our competitors or charge us a substantial fee for inclusion.

Our competitors include virtually all companies that offer some or all of our products and services and all companies that market any product or service utilizing network marketing.

INTELLECTUAL PROPERTY

We currently  have an  application  pending with the United  States Patent and
Trademark   Office  for  registration  of  the  name  "MSTG  Solutions"  as  a trademark.  We have also registered the website domain name of www.mstgs.com.

We do not rely on proprietary technology in providing our services and products over the Internet. While we use technology, which has been customized for its own purposes, we have deliberately avoided becoming overly dependent on any one technology. By avoiding reliance on any one technology, we will be able to take advantage of technological advances to provide improved accessibility to its content.

We have no collective labor agreements.

EMPLOYEES

As of the date hereof, we have four full-time employees. We hire independent contractors on an "as needed" basis only. We have no collective bargaining agreements with our employees. We believe that our employee relationships are satisfactory. In the long term, we will attempt to hire additional employees, as needed, based upon our growth rate.

PROPERTIES AND FACILITIES

As of the date hereof, our main administrative offices are located at 3111 North Tustin Avenue, Suite 280, Orange, California 92865, consisting of 3,000 square feet, with a lease obligation of $4,870 per month. We also maintain satellite offices in Las Vegas, Nevada located at 3900 Paradise Road, Suite 120, Las Vegas, Nevada 89109, consisting of 900 square feet, with a lease obligation of $1,591 per month and in San Diego, California located at 2667 Camino Del Rio South, Suite 106, San Diego, California 92108, consisting of 800 square feet, with a lease obligation of $1,357 per month.

LITIGATION

To the best knowledge of our Management, there is currently no material litigation pending or threatened against the Company.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors and Officers are as follows:

    ========================================================================
    NAME                    AGE      OFFICE / POSITION WITH THE COMPANY
    ========================================================================
    Gil Kim                  48      President and Chairman of the Board

    Judy Kim                 48      Vice  President,   Controller   {Chief
                                     Financial   Officer},   Secretary  and
                                     Director

    L. Eric Alexander        66      Director

    Steven E. Schmitt        36      Director

    Jay H. Park              47      Director
    ========================================================================

GIL KIM, AGE 48 - PRESIDENT AND CHAIRMAN OF THE BOARD. Mr. Kim began his career in network marketing as an Independent Representative of NTC (National Telephone and Communications, Inc.) in 1993. NTC was a reseller of long distance telephone services. When the president of the marketing division of NTC left in February 2000 to build PriceNetUSA, he asked Mr. Kim to market
PriceNet's products. Mr. Kim worked on behalf of NTC from 1993 until he began working on behalf of PriceNetUSA. Mr. Kim was an independent sales representative for PriceNet from 1999-2000. PriceNet was an online e-commerce company marketed through an extensive network of independent sales representatives. Many of the current representatives of our company worked with Mr. Kim at PriceNet. During Mr. Kim's one year of participation in the PriceNet marketing effort, he was an Independent Sales Representative marketing PriceNet's online shopping mall. Mr. Kim has been a licensed California real estate agent since June, 2000 and continues to be an active investor in various companies. On June 26, 2001 Gil and Judy Kim formed Tech Windows. In February, 2002 the name of this corporation was changed to MSTG Solutions, Inc. Mr. Kim has been employed by MSTG since its inception in August, 2001.

JUDY KIM, AGE 48 - VICE PRESIDENT, CONTROLLER {CHIEF FINANCIAL OFFICER}, SECRETARY AND DIRECTOR. Mrs. Kim is the wife of Gil Kim. She attended Hon Yik University, earning a degree in Arts. From 1984 through 1991, Mrs. Kim was a partner in Young Shin Chiropractic Services. From 1992 through 1997, Mrs. Kim managed a restaurant and a convenience market owned by both Mr. Kim and Mrs. Kim. She also actively assisted Mr. Kim in organizing the network marketing organizations, operating with Mr. Kim at NTC and PriceNetUSA. Mrs. Kim has been employed by MSTG Solutions, Inc. since its inception in August 2001.

 L.  ERIC  ALEXANDER,   AGE  66  -  DIRECTOR.   Mr.   Alexander  has  been  an
independent marketing consultant with L. Eric Alexander & Associates since 1985. He has developed and implemented sales and marketing strategies in a variety of industries. Prior to this position, Mr. Alexander was a Vice President with Sterling Health Services, a nutritional products and water purification equipment marketing company. From 1975 through 1982, Mr. Alexander worked for American Salesmasters, Inc. and its successor company, primarily involved in the production and marketing of motivational and leadership videotapes.

STEVEN E. SCHMITT, AGE 36 - DIRECTOR. Mr. Schmitt assists clients in achieving performance goals through an effective coaching strategy that incorporates living a healthy, balanced lifestyle. Mr. Schmitt has over 14 years experience in self-development coaching. Mr. Schmitt is the author of three, high selling - in demand books, which include thoughts on living a life full of freedom, prosperity and joy. Mr. Schmitt is one of the most sought-out international speakers, helping people awaken to their potential on a physical, emotional and spiritual level.

JAY H. PARK, AGE 47 - DIRECTOR. Mr. Park is a licensed attorney, operating the Law Offices of Jay H. Park and Associates since 1986. Mr. Park's practice involves business transactions, litigation and criminal matters. Mr. Parks has also been a Judge Pro Tempore with the California Superior Court, County of Orange-West Justice Center, presiding over traffic and small claims matters.

                            EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

      The following table and attached notes set forth the compensation of our executive Officers and Directors during the twelve months ended July 31, 2003:


                                                                                                Long Term Compensation
                                                                                                ----------------------

                                             Annual Compensation(1)                        Awards                  Payouts
                                             ----------------------                 ------------------------- ----------------------
                                                                          Other
                                                                          annual    Options(3)   Securities    LTIP       All
                                                                          Compen-                Underlying   Payouts     other
Name and Principal Position      Year        Salary          Bonus        sation                 Options/SARs          Compensation
Gil Kim -
President(2)                     2001            -0-            -0-        None       500,000        -0-        None       None
                                 2002       $263,000       $210,661        None             -        -0-        None       None
                                 2003       $135,000       $219,519        None                      -0-        None       None

Judy Kim - Vice
President, Controller            2001            -0-            -0-        None             -        -0-        None       None
                                 2002         52,000            -0-        None             -        -0-        None       None
                                 2003       $135,000            -0-        None             -        -0-        None       None
                                            --------       --------       -----       -------      -----       -----      -----

All officers as a
group (2 persons)                2001            -0-            -0-        None       500,000        -0-        None       None
                                 2002       $315,000       $210,661        None             -        -0-        None       None
                                 2003       $270,000       $219,519        None             -        -0-        None       None
                                            ========                      =====       =======      =====       =====      =====

               TOTAL                        $585,000       $430,180        NONE       500,000        -0-        NONE       NONE
                                            ========       ========       =====       =======      =====       =====      =====


NOTES TO EXECUTIVE COMPENSATION

(1) Directors of the Company do not receive any cash compensation, but are entitled to reimbursement of their reasonable expenses incurred in attending Directors' meetings.

(2) The remuneration described in the table does not include our cost for benefits furnished to the named executive officers, including premiums for health insurance, reimbursement of expenses, and other benefits provided to such individual that are extended in connection with the ordinary conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named above did not receive other compensation in excess of the lesser of $25,000 or 10% of such officers' cash compensation.

(3) The options have an exercise price of $0.25 per share. All options issued by us contain a right to acquire one Share of our Common Stock per option. All options currently issued and outstanding (500,000 issued to Gil and Judy Kim and 250,000 issued to Strawberry Canyon Capital, Inc.) are exercisable into Shares of restricted stock, within the next 60 days.

EMPLOYMENT AGREEMENTS

The Company had an employment agreement with Judy Kim, its Vice President, Controller and Secretary, dated December 1, 2001. The agreement had a term of five years, provided for an annual salary of $52,000, and incentive cash and stock option bonuses. There was no severance provision. A revised and amended employment agreement, dated December 1, 2002, provided for an annual salary of $184,000 with all other terms remaining the same as those of the original employment agreement dated December 1, 2001. The Company's current revised and amended employment agreement with Judy Kim, dated December 1, 2003, provides for an annual salary of $208,000. All other terms remain unchanged.

The Company had an employment agreement with Gil Kim, its President, dated December 1, 2001. The agreement had a term of five years, provided for an annual salary of $260,000, and incentive cash and stock option bonuses. There was no severance provision. A revised and amended employment agreement, dated December 1, 2002, provided for an annual salary of $184,000 with all other terms remaining the same as those of the original employment agreement dated December 1, 2001. The Company's current revised and amended employment agreement with Gil Kim, dated December 1, 2003, provides for an annual salary of $208,000. All other terms remain unchanged.

                    INTEREST OF NAMED EXPERTS AND COUNSEL

On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., valued at $0.06 per share, as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron. Horwitz & Cron is receiving $50,000 as payment for legal services provided in connection with this offering. All options issued by us contain a right to acquire one share of Common Stock per option. All options currently issued and outstanding (500,000 issued to Gil and Judy Kim and 250,000 issued to Strawberry Canyon Capital, Inc.) are exercisable into shares of restricted stock, within the next 60 days.

            SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock and stock options as January 9, 2004 by: (i) each Stockholder known by us to be the beneficial owner of more than 5% (five percent) of the outstanding Common Stock; (ii) each of our Directors; and
(iii) all Directors and Officers as a group:


                                           Shares of                 Percent of
Name and Address                         Common Stock(1)              Class(2)
----------------                         ---------------              --------

Gil Kim and Judy Kim, JWTROS(2)           3,600,000                   70.26%

Lawrence W. Horwitz                         500,000                    9.76%

All Officers and Directors
as a Group (2 persons)                    3,600,000                   70.26%


---------------

(1) Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. Mr. and Mrs. Kim own 3,100,000 shares of Common Stock and 500,000 options to acquire Common Stock exercisable at $0.25 per share. Strawberry Canyon Capital, Inc., a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron, owns 250,000 shares of Common Stock and 250,000 options to acquire Common Stock exercisable at $0.50 per share.

(2) C/o MSTG Solutions, Inc., 3111 North Tustin Avenue, Suite 280, Orange, California 92865.

Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire Common Stock at an exercise price of $0.25 per share. On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron.

                             SELLING SHAREHOLDERS

The  Registration  Statement,  of  which  this  Prospectus  is a part,  covers
1,593,399 Shares of the Common Stock of MSTG Solutions, Inc., a Nevada corporation. These Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus only covers the resale of these Shares of our Common Stock by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on OTCBB or other securities exchange upon which the Shares are traded. Thereafter, all sales of Shares of our Common Stock shall be at market price.

All Selling Shareholders are participants in our network-marketing program and all Shares owned by each of the Selling Shareholders are being registered for resale only in the Registration Statement, of which this Prospectus is a part. The following table sets forth the number of Shares of Common Stock that may be offered for sale, from time-to-time, by the Selling Shareholders:

-----------  -----------------------------------------------------------------------------  -------------------------------
                                                                SHARES OF COMMON STOCK         PERCENTAGE OWNED, IF MORE
                           SHAREHOLDER                               OFFERED(1)                       THAN 1%
-----------  -----------------------------------------------------------------------------  -------------------------------
1            1st Step Enterprises, Inc.                                    200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
2            Abanador, Rochelle                                          3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
3            Abot, Soleta                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
4            Abracosa, Cherry Pie                                          200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
5            Adricula, Noriel                                            3,700                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
6            Aguilar, Richard                                            3,100                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
7            Aguiluz, Lucille                                            7,200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
8            Alayu, Teresita                                             2,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
9            Albaniel-Brown, Lolita                                        200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
10           Aleksandryan, Irina                                           200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
11           Almazan, Imelda                                               300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
12           Amaya, Luis                                                   200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
13           Ambat, Eleanor                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
14           Anabo, Omar                                                79,850                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
15           Angus, Felipe & Teresita                                    3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
16           Aquino, Helen                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
17           Arambula, Jack                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
18           Ariate, Norma                                               3,200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
19           Armao, Andon                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
20           Arpon, Dante                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
21           Arreola, Ethel                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
22           Atil, Jr., Jose                                             3,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
23           Attar, Venkatesh                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
24           Aubertin, Irene                                               400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
25           Axtle, Eduardo                                              3,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
26           Axtle, Maria                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
27           Badiang, Jesse                                              1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
28           Badillo, Edward                                               300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
29           Balisi, Bill                                               15,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------

-----------  -----------------------------------------------------------------------------  -------------------------------
                                                                SHARES OF COMMON STOCK         PERCENTAGE OWNED, IF MORE
                           SHAREHOLDER                               OFFERED(1)                       THAN 1%
-----------  -----------------------------------------------------------------------------  -------------------------------
30           Balisi, Susan                                               3,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
31           Ballesteros, Benjamina                                      2,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
32           Barrera, Olivia                                             3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
33           Bautista, Teresita                                            200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
34           Beaudoin, Anne                                                400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
35           Beaudoin-LaFleur, Louisette                                 3,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
36           Beck, Melvyn                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
37           Bejarano, Felix                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
38           Bello, Edward                                               2,900                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
39           Bello, James                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
40           Beltrano, Kaila                                            10,000                             *
-----------  -----------------------------------------------------------------------------  -------------------------------
41           Bermundo, Amante                                            1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
42           Bermundo, Imelda                                            1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
43           Bernarbe, Lilli Ann                                           200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
44           Beuman, Gerald                                              4,400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
45           Bisson, Carole                                                400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
46           Bolden, Michael                                            16,000                             *
-----------  -----------------------------------------------------------------------------  -------------------------------
47           Bomongcag, Florida                                            200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
48           Boner, Phyllis                                                500                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
49           Bono, Russell                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
50           Bradley, Roxanne                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
51           Briones, Andres                                             3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
52           Brual, Nellie                                               7,780                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
53           Bumacod, Martina                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
54           Bustamante, Marilyn                                         3,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
55           Butler, Joyce                                               1,200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
56           Cabanilla, Nancy                                            1,250                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
57           Calica, Marissa                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
58           Calub, Victoria                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
59           Campbell, Dean                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
60           Canlas, Leonar                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
61           Caparaz, Julian                                               150                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
62           Carlos, Jr., Ernesto                                          200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
63           Carlton, Lyle                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
64           Carrathus, Harvey                                             400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
65           Carter, Jean                                                4,400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
66           Carungcong, Soledad                                           500                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
67           Celestial Treasure, Inc.                                    3,400                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
68           Chan, Tat-Sing                                                100                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
69           Charifa, Mars                                               2,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
70           Chavez, Gilbert                                               200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
71           Chavez, Jr., Antonio                                        1,994                            *
-----------  ----------------------------------------------------------------------------  -------------------------------

-----------  -----------------------------------------------------------------------------  -------------------------------
                                                                SHARES OF COMMON STOCK         PERCENTAGE OWNED, IF MORE
                           SHAREHOLDER                               OFFERED(1)                       THAN 1%
-----------  -----------------------------------------------------------------------------  -------------------------------
72           Cheng, Paul                                                  100                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
73           Chia, Nyen                                                 3,600                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
74           Chivante, J.                                               1,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
75           Cilot, Gracieta                                              200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
76           Clark, Edith                                               1,800                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
77           Cleofas, Wilma                                               200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
78           Cleve, Doris                                                 400                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
79           Colberg, Susan                                               200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
80           Coleman, Jerry                                             1,500                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
81           Cordero, Lily                                              1,800                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
82           Cordoba, Jorge                                               200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
83           Cornel, Jr., Gil                                           4,600                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
84           Cornel, Liza                                              21,600                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
85           Cornel, Susan                                                400                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
86           Corpuz, Flordeliza                                           200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
87           Corsame, Carlo                                            10,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
88           Costa, Natividad                                             200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
89           Costales, Estrella                                         2,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
90           Coulon, Luta Letecia                                         200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
91           Curtom, Beryl                                                200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
92           Curtom, Virginia                                           6,500                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
93           Dauz, Arnold                                                 200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
94           Davis, Charles                                               300                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
95           Davis, John                                                7,200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
96           Dawkins, Alfred                                              200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
97           De Guzman, Marciano                                          200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
98           Desjardins, Serge                                          9,400                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
99           Dimitui, Lenette                                             200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
100          Dinglasan, Lualhati                                          800                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
101          Drake, Cindi                                               3,600                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
102          Dream Savers, Inc.                                         3,100                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
103          Eastman, Emma                                              1,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
104          Eastman, Samuel                                            2,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
105          Eliazo, Alice                                              1,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
106          Ellak, Regina                                                200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
107          Embesan, Elsa                                                200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
108          English, Eve                                                 400                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
109          ENNK, Inc.                                                   200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
110          Enriquez, Jocelyn                                          1,800                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
111          Esiri, Dele                                                  200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
112          Espina, Mary Ann                                             200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
113          Estolano, Emil                                               200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------

-----------  -----------------------------------------------------------------------------  -------------------------------
                                                                SHARES OF COMMON STOCK         PERCENTAGE OWNED, IF MORE
                           SHAREHOLDER                               OFFERED(1)                       THAN 1%
-----------  -----------------------------------------------------------------------------  -------------------------------
114          Estrada, Jr., Gonzalo                                        200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
115          Falealili, Laveai                                            200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
116          Favis, Elaina                                              3,300                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
117          Favis, Ernesto                                            12,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
118          Favis, Wilfredo                                            3,300                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
119          Filice, Franco                                            23,800                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
120          Fisher, J. Bridget                                           200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
121          Flores, Rosalio                                            3,600                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
122          Florida, Pacita Floriam                                   25,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
123          Foote, Marie                                                 200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
124          Fuentes, Cielo                                            24,300                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
125          Fuentes, Daniel                                              300                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
126          Fuentes, John                                              2,800                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
127          Fuentes, Rosanne                                             200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
128          Fulinara, Chita                                              200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
129          Fulinara, Estela                                           6,700                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
130          Fulinara, Vince                                              200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
131          Fulinara, Vivencio                                           200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
132          Garcia, Pascuala                                          16,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
133          Gardin, Dale                                                 300                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
134          Gaurino, Abner                                             1,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
135          Geaga, Eduardo & Felicidad                                30,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
136          Gedang, Debra                                              7,200                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
137          Gedang, Delia                                             18,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
138          Geluz, Carina                                             28,600                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
139          Geluz, Gerald & Carina                                     3,000                            *
-----------  ----------------------------------------------------------------------------  -------------------------------
140          Generosa, Ofelia                                          39,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
141          Godimez, Joe                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
142          Golfo, Jonathan                                            5,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
143          Gong, Ryan                                                 3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
144          Gooden, Dana                                               3,700                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
145          Grayson, Bryan                                             2,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
146          Griffin, Alvin                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
147          Griffin, Jessie                                              300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
148          Grosnickle, Ludy                                          10,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
149          Guadiz, Teresita                                             200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
150          Guillermo, Caryn                                             750                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
151          Guillermo, Cynthia                                         2,450                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
152          Guillermo, Edwin                                             750                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
153          Guillermo, Erick                                             750                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
154          Guzman, Giovanny                                             200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
155          Harrington, Don                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------

-----------  -----------------------------------------------------------------------------  -------------------------------
                                                                SHARES OF COMMON STOCK         PERCENTAGE OWNED, IF MORE
                           SHAREHOLDER                               OFFERED(1)                       THAN 1%
-----------  -----------------------------------------------------------------------------  -------------------------------
156          Harris, Gerri                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
157          Harrison, Sylvester                                         3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
158          Hassan, Zainab                                              1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
159          Helewa, Zelda                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
160          Hernandez, Carmen                                           4,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
161          Herrera, Ronald                                             4,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
162          Hill, Maria                                                 8,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
163          Hinagpis, Arnaldo                                             200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
164          Hinagpis, Daisy                                             3,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
165          Hinagpis, Marciano                                          3,500                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
166          Hsu, Audrey                                                12,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
167          Hubert, Richard                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
168          Huerta, Lupe                                                3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
169          Hui, Chrisy                                                10,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
170          Hui, Fai                                                   12,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
171          Hungerford, Dalisay                                           200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
172          Huynh, Tina                                                   200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
173          Ilem, Carlos                                               25,700                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
174          Johnson, Gerald                                             3,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
175          Johnson, Jacqueline                                           300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
176          Jose, Nelia                                                 3,100                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
177          Jung, Annette                                              29,200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
178          Keleti, Dave                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
179          Kelman, George                                                400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
180          Kilner, Joyce                                               3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
181          Kim, Betty                                                  7,200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
182          Kimura, Reginald                                            6,400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
183          Kintner, William                                            3,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
184          Kong, Andrew                                                5,700                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
185          Kpeglo, Raymond                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
186          Ku, Jenny                                                     200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
187          Lacson, Dalisay                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
188          Laguitan, Dante                                               100                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
189          Laguitan, Sam                                                 300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
190          Lam, Tony                                                   3,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
191          Lanot, Marilyn                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
192          Lasmarias, Jr., Manuel                                        200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
193          Lasmarias, Macky                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
194          Lasmarias, Yolanda                                            500                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
195          Laurel, Carmel                                                300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
196          Laurel, Emile                                               3,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
197          Ledet, Theresa                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------

-----------  -----------------------------------------------------------------------------  -------------------------------
                                                                SHARES OF COMMON STOCK         PERCENTAGE OWNED, IF MORE
                           SHAREHOLDER                               OFFERED(1)                       THAN 1%
-----------  -----------------------------------------------------------------------------  -------------------------------
198          Legaspi, Lamar                                              1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
199          Legaspi, Ramon                                              4,400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
200          Legaspi, Richard                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
201          Lemay, Robert                                                 400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
202          Leviste, Jaime                                              5,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
203          Lim, Iluminada                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
204          Lim, Ok Bun                                                   200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
205          Llaban, Carmichael                                            200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
206          Lohkar, Vida                                                3,200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
207          Lopez, Benjamin                                             1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
208          Lopez, Fernando                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
209          Lopez, Henry                                                3,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
210          Lopez, James                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
211          Lorenzo, Aurora                                             3,200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
212          Love, Lorenzo                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
213          Lucena, Efren                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
214          Luna, Joseph                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
215          Ma, Melve                                                     200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
216          Macaraeg, Anthony                                             400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
217          Macaraeg, Carlos                                           20,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
218          Madlansacay, Emmanuel                                         200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
219          Madrid, Frederick                                           1,800                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
220          Magtanong, Bong                                             3,700                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
221          Magtanong, Ismaelita                                        5,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
222          Magtanong, Rachelle                                         1,800                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
223          Magtanong, Ronald                                           3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
224          Magtoto, Herbert                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
225          Makaiwi, Charlene                                             300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
226          Makaiwi, Nathan                                             3,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
227          Maldonado, Albert & Alicia                                    200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
228          Maldonado, Alice                                              100                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
229          Malgapo, Consolacion                                          200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
230          Manalang, Daniel                                            2,500                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
231          Manalang, Sharimar                                         10,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
232          Marchadesch, Khim                                             300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
233          Marifosque, Edward                                          2,500                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
234          Martin, Nelia                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
235          McGinn, Kevin                                              10,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
236          McKiernan, Angie                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
237          McQuirter, James                                            2,800                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
238          Meadows, Shawn                                              5,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
239          Medina, Edgardo                                             2,700                            *
-----------  -----------------------------------------------------------------------------  -------------------------------

-----------  -----------------------------------------------------------------------------  -------------------------------
                                                                SHARES OF COMMON STOCK         PERCENTAGE OWNED, IF MORE
                           SHAREHOLDER                               OFFERED(1)                       THAN 1%
-----------  -----------------------------------------------------------------------------  -------------------------------
240          Mendaros, Samuel                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
241          Mendoza, Robert                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
242          Menor, Lillian                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
243          Mercado, Araceli                                            1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
244          Mercado, Ronald                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
245          Mesa, Janice                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
246          Miana, Felicidad                                           10,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
247          Millare, Maria                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
248          Miller-Price, Melvia                                          300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
249          Mills, Edward                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
250          Mills, Pamela                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
251          Miranda, Erlinda                                              400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
252          Mitchell, Veronica                                          2,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
253          Morley, Sonja                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
254          Mouzon, Clifton                                             3,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
255          Murillio, Alberto                                             200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
256          Murphy, Mildred                                           100,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
257          Neal, Julieta                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
258          Newman, Michael                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
259          Nhan, Patrick                                              40,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
260          Nhan, Robert                                               40,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
261          Nicer, Miguelita                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
262          Nicholas, Lorenzo                                             400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
263          Nicolas, Angelina                                           4,500                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
264          Nicolas, Cristina                                             300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
265          Nicolas, Edmundo                                            4,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
266          Nicolas, Manolo                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
267          Nimez, Jasmin                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
268          O'Brien, Margaret                                             300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
270          Ochoco, Emmanuel                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
271          Ochoco, Nenita                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
272          Olaso, Vellmer                                              3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
273          Olaso, Vellmer & Myrna                                      4,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
274          Olaso-Palma, Thelma                                         4,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
275          Olotoa, Irene                                               2,800                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
276          Ongchangco, Jr., Kayumanggi                                   200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
277          Ongchangco, Kayumanggi                                      1,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
278          Oubichon, Ron                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
279          Pabalan, Fe                                                16,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
280          Pabalan, Hermilo                                           15,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
281          Pabssley, Eldridge                                            400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
282          Padron, Antonio                                             3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------

             -----------  --------------------------------------------  -------------------------------  -------------------
                                                                SHARES OF COMMON STOCK         PERCENTAGE OWNED, IF MORE
                           SHAREHOLDER                               OFFERED(1)                       THAN 1%
-----------  -----------------------------------------------------------------------------  -------------------------------
283          Palpal-Latoc, Isabelita                                     3,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
284          Parungao, Theresa                                             800                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
285          Pasco, Philip                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
286          Pascua, Anita                                               3,875                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
287          Pascua, Edward                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
288          Pastrana, Rey                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
289          Patricio, Jacqueline                                          200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
290          Pena, Rafael                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
291          Penano, Jasmine                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
292          Penano, Melvin                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
293          Penano, Venacio                                             2,900                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
294          Pengosro, Annie                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
295          Perez, Marcelino                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
296          Pezzota, A. Daniel                                            200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
297          Pezzotta, Anthony                                           2,900                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
298          Phillips, Sharon                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
299          Pidlaoan, Jr., Guillermo                                      200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
300          Planas, Abigail                                            22,800                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
301          Planas, III, Juan                                          47,800                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
302          Planas, Jonathan                                            2,700                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
303          Planas, Lourdes                                             3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
304          Planas, Ruth Elizabeth                                      3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
305          Polic, Joseph                                                 400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
306          Powell, Veronica                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
307          Pracale-Bermudez, Beatrice                                    650                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
308          Pracale-Ocampo, Maria                                         150                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
309          Precious Pearl, Inc.                                       10,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
310          Pryor, Glenda                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
311          Puentes, Zenaida                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
312          Pugao, Rebecca                                              2,500                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
313          Quintas, Librada                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
314          Rabina, Loreta                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
315          Ramirez, Amelia                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
316          Ramirez, Ralph                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
317          Ramirez, Rodney                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
318          Ramirez, Rommel                                               400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
319          Ramos, Arturo                                               1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
320          Regacho, Jr., Jose                                            200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
321          Relopez, Julie Fe                                             200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
322          Rendon, Francisco                                             200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
323          Resurreccion, Lina                                          1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
324          Reyes, Helen                                                3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------

-----------  -----------------------------------------------------------------------------  -------------------------------
                                                                SHARES OF COMMON STOCK         PERCENTAGE OWNED, IF MORE
                           SHAREHOLDER                               OFFERED(1)                       THAN 1%
-----------  -----------------------------------------------------------------------------  -------------------------------
325          Reyes, Rafael                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
326          Ricafrente, Marisa                                          1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
327          Richie, Christine                                             300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
328          Rivera, Marlon                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
329          Rivera, Rona                                                  500                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
330          Roaquin, Jr., Jaime                                         3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
331          Roberts, Rosa                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
332          Robinson, Leo                                               4,400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
333          Robledo, Gemma                                              4,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
334          Robson, Pearl                                               2,700                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
335          Rodriguez, Frank                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
336          Rodriguez, Richard                                         52,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
337          Roque, Diana                                                3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
338          Roxas, Jeffrey                                              4,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
339          Rubio, Ferdinand                                              300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
340          Russell, Richard                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
341          Rustia, Guillermo                                             200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
342          Saini, Namita                                               3,100                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
343          Saini, Vandana                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
344          Salazar, Eddie                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
345          Salazar, Reynaldo                                          30,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
346          Sales, Edna                                                   200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
347          Sales, Lorelie                                             10,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
348          Salim, Helen                                                3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
349          Salvana, Nila                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
350          Samaniego, Maria Leah                                         100                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
351          Sanchez, Pacita                                               300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
352          Sanchez, Sandra                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
353          Sanders, Gloria                                             1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
354          Santiago, Alexander                                         2,900                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
355          Santiago, William                                             200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
356          Saroca, Amy                                                   200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
357          Sasha, Perla                                                3,200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
358          Satele, Esera                                                 500                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
359          Scherb, Ruth                                                  400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
360          Schmidt, Marilou                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
361          Seguin, George/Deschamps, Jacques                           4,400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
362          Seneres, Manuel                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
363          Sequeira, Peter                                             1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
364          Shelton, Stephen                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
365          Shelton, Steven                                               300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
366          Simison, Matt                                              29,200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------

-----------  -----------------------------------------------------------------------------  -------------------------------
                                                                SHARES OF COMMON STOCK         PERCENTAGE OWNED, IF MORE
                           SHAREHOLDER                               OFFERED(1)                       THAN 1%
-----------  -----------------------------------------------------------------------------  -------------------------------
367          Slater, Mark                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
368          Smith, Gujuan                                               2,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
369          Solidum, Allan                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
370          Solomon, Eliseo                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
371          Somer, Vladimir                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
372          Soria, Christine                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
373          Soriano, Nyla & Romualdo                                    1,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
374          Stark, John                                                   200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
375          Stevens, Henry                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
376          Syfu, Felie                                                 3,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
377          Tabada, Rizaldy                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
378          Tan, Alan                                                   4,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
379          Tan, Joey                                                     100                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
380          Tate, Elizabeth                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
381          Tavera, Edita                                               3,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
382          Thompson, Chaunus & Chaumeiko                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
383          Thompson, Henry & Melba                                       200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
384          Thompson, Ken                                               4,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
385          Thompson, Melba                                             1,200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
386          Tinoco, Maria                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
387          Tocong, Delio & Juliana                                     4,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
388          Tolentino, Arminda                                         11,400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
389          Tolentino, Ted                                             12,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
390          Tolentino-Macaraeg, Anita                                   1,800                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
391          Tongol, Rossel                                                200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
392          Toribio, Thelma                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
393          Torio, Juana                                                3,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
394          Totten, Araceli                                             3,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
395          Totten, Earl                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
396          Totten, Leonard                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
397          Truong, Khang                                              10,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
398          Tucker, David                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
399          Valencia, Josefina                                            200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
400          Velasco, Annette                                              200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
401          Velechovsky, Cres                                             400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
402          Velechovsky, Vaclav                                         3,400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
403          Vera Cruz, Emmy                                             1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
404          Victoria, Homer-Chris                                       3,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
405          Victoria, Teresita                                         25,900                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
406          Villanueva-Flascha, Corazon                                 3,900                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
407          Villarde, Shari & Albert                                    3,300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
408          Villeneuve, Jean                                              600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------

-----------  -----------------------------------------------------------------------------  -------------------------------
                                                                SHARES OF COMMON STOCK         PERCENTAGE OWNED, IF MORE
                           SHAREHOLDER                               OFFERED(1)                       THAN 1%
-----------  -----------------------------------------------------------------------------  -------------------------------
-----------  -----------------------------------------------------------------------------  -------------------------------
409          Vinas, Myrna                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
410          Vincente, Conchita                                            200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
411          Viray, Ramon                                                  300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
412          Viray, Robin                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
413          Visip, Teresa                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
414          Visscher, Rebecca                                             400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
415          Vita, Bituin                                                1,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
416          Walker, Carrier                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
417          Walker III, Marshall                                          300                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
418          Walls, Derold                                                 200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
419          Wang, Jason                                                   200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
420          Wang, Josephine                                             1,800                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
421          Wang, Samson                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
422          Wariner, Ysmael                                            30,800                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
423          Waschuk, Lewko                                                400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
424          Waschuk, Nadia                                             21,100                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
425          Waschuk, Slawko                                               400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
426          Waschuk, Stephen                                            4,500                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
427          Washington, Ron                                            11,600                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
428          Wells, Joyce                                                  200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
429          Williams, Dawtrell                                            200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
430          Wilson, Elizabeth                                           1,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
431          Wilson, Michael                                               200                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
432          Wilson, Randy                                               3,000                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
433          Zabalerio, Lancaster                                          400                            *
-----------  -----------------------------------------------------------------------------  -------------------------------
434          Zuniga, Rigoberto                                           3,700                            *
-----------  -----------------------------------------------------------------------------  -------------------------------

-----------  -----------------------------------------------------------------------------  -------------------------------
             TOTAL COMMON SHARES                                     1,593,399
-----------  -----------------------------------------------------------------------------  -------------------------------

-----------  -----------------------------------------------------------------------------  -------------------------------

--------------------------

(1) All shares held by each Selling Shareholder prior to the subject Offering are being registered in the Registration Statement, of which this Prospectus is a part.

*  PERCENT OWNED IS LESS THAN 1%

                             PLAN OF DISTRIBUTION

THERE IS CURRENTLY NO TRADING MARKET FOR THE SHARES OF COMMON STOCK REGISTERED HEREIN. IF THE SHARES BECOME QUOTED OR LISTED ON A SECURITIES MARKET, OTHER THAN THE PINK SHEET QUOTATION SERVICE, THE HOLDERS OF THE SHARES REGISTERED HEREIN MAY OFFER AND SELL THEIR SHARES AT MARKET PRICES OR IN PRIVATELY NEGOTIATED TRANSACTIONS.

The  Registration  Statement,  of  which  this  Prospectus  is a part,  covers
1,593,399 Shares of the Common Stock of MSTG Solutions, Inc., a Nevada corporation. These Shares were acquired by the Selling Shareholders through the exercise of Options. This Prospectus covers only the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares of our Common Stock are quoted on the OTCBB or any other securities exchange upon which our Common Stock is traded. Thereafter, all sales of Shares of our Common Stock shall be at market price.

While there is no assurance that an active trading market for our Common Stock will develop, in the event the Shares registered in this Offering are sold in the open market, they will be sold at the prevailing market price then in effect. It is not possible to estimate the level of the prevailing market price. All expenses associated with the filing and processing of this Registration Statement and the printing of this Prospectus is to be paid by MSTG Solutions, Inc. The following table approximates certain additional costs which are to be paid by the Company:

            SEC Registration Fee                 $       450
            Accounting Fees and Expenses         $    50,000
            Legal Fees and Expenses              $    50,000
            Printing Expenses                    $    10,000
            Miscellaneous                        $     5,000
                                                ------------


                  TOTAL                        $     115,450
                                               =============


The Selling Shareholders are responsible for all costs associated with any open market or private sale of Common Stock, including brokers' commissions and/or any applicable discounts.

SELLING SHAREHOLDERS

The  Registration  Statement,  of  which  this  Prospectus  is a part,  covers
1,593,399 Shares of the Common Stock of MSTG Solutions, Inc., a Nevada corporation. These Shares of our Common Stock were acquired by the Selling
Shareholders through the exercise of Options. This Prospectus covers only the resale of these Shares by the Selling Shareholders. Selling Shareholders shall initially resell Shares at $1.00 per Share until such Shares are quoted on the OTCBB or any other securities exchange upon which our Common Stock is traded. Thereafter, all sales of Shares of our Common Stock shall be at market price.

The Shares will be offered and sold by the Selling Shareholders for their own accounts. We will not receive any of the proceeds from the sale of the Shares of our Common Stock pursuant to this Prospectus. We will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and/or fees of underwriters, dealers, or agents. See "Terms of the Offering."

The Selling Shareholders may offer and sell the Shares from time-to-time in transactions on the OTCBB, or any other securities exchange upon which our Common Stock is traded, or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders. Sales may be made directly or to or through broker-dealers who may received compensation in the for of discounts, concessions, or commissions from the Selling Shareholders or the purchasers of the Shares of Common Stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation for a particular broker-dealer may be in excess of customary commissions.

The Selling Shareholders, individuals exercising the options, and any broker-dealers acting in connection with the sale of the Shares of our Common Stock hereunder, may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Act. Any commissions received by underwriters and any profit realized by underwriters on the resale of Shares of our Common Stock as principals, may be deemed underwriting compensation under the Act.

Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the Rules and Regulations thereunder, including, without limitation, rules promulgated under Regulation M of the Securities Exchange Act of 1934, which provisions may limit the timing of purchases and/or sales of Common Stock by the Selling Shareholders.

Selling Shareholders may also use Rule 144 under the Act to sell the Common Stock if they meet the criteria and conform to the requirements of such Rule.

EXPENSES OF THE OFFERING

We anticipate that we will pay approximately $50,000 in attorneys' fees and $50,000 in auditing/accounting fees in connection with the subject Offering. We will also pay approximately $10,000 in printing fees/costs and approximately $450 in filing fees to the United States Securities and Exchange Commission.

                          DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 100,000,000 Shares of Common Stock, $.001 par value. We have no shares of Preferred Stock.

Our Transfer Agent is TRANSFER ONLINE, located at 227 S.W. Pine Street, Suite 300, Portland, Oregon 97204.

The following summary of certain terms concerning our Common Stock does not purport to be complete and you should consult our Articles of Incorporation and Bylaws, which have been filed with the SEC for the complete details.

COMMON STOCK


As of February 29 , 2004 there were 5,073,767 Shares of our Common Stock outstanding.


Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders. Cumulative voting is not allowed; therefore, the holders of a majority of the outstanding Shares of our Common Stock can elect all Directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share prorata in any distribution of our assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until we are profitable.

Holders of Common Stock do not have preemptive rights to subscribe to additional Shares if we issue new Shares. There are no conversions, redemption, sinking fund or similar provisions regarding our Common Stock. All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered hereby will be, upon issuance, fully paid and non-assessable.

                                LEGAL MATTERS

Horwitz & Cron of Irvine, California will pass upon the validity of the securities offered hereby for us. Strawberry Canyon Capital, Inc., a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron, is the holder of 250,000 Shares of Common Stock and 250,000 options to acquire Shares of Common Stock of the Company.

                                   EXPERTS

The Financial Statements for the years ended July 31, 2002 (audited) has been included in reliance upon the report of Mendoza Berger & Company, LLP and upon the authority of Mendoza Berger & Company, LLP as experts in accounting and auditing. The Financial Statements for the year ended July 31, 2003 (audited) and for the three months ended October 31, 2003 and 2002 (unaudited) have been included in reliance upon the report of Spicer Jeffries, LLP and upon the authority of Spicer Jeffries, LLP as experts in accounting and auditing.

Mendoza Berger & Company, LLP, certified public accountants, was our independent auditors from the Company's inception through October 15, 2003. On October 15, 2003 we dismissed Mendoza Berger & Company, LLP and hired Spicer Jeffries LLP, certified public accountants, as our independent auditors. At no time during the past two fiscal years prior to the dismissal of Mendoza Berger & Company, LLP has our auditors' report on our Financial Statements had an adverse opinion or a disclaimer of opinion and/or was it qualified or modified as to uncertainty, audit scope and/or accounting principles. The decision to change auditors was approved by our Board of Directors. At no time since our inception have we had any disagreement with our former or current independent auditors on any matter which would give rise to any obligation on our part or on the part of independent auditors to disclose such a disagreement.

                             FINANCIAL STATEMENTS

The following Financial Statements are included herein:

o Balance Sheets of the Company as of July 31, 2003 and 2002 (audited) and three-months ended October 31, 2003 and 2002 (unaudited)

o Statements of Income of the Company for the fiscal year ended July 31, 2003 and 2002 (audited) and three-months ended October 31, 2003 and 2002 (unaudited)

o Statement of Stockholders' Equity for the fiscal year ended July 31, 2003 and 2002 (audited) and three-months ended October 31, 2003 and 2002 (unaudited)

o Statement of Cash Flows of the Company for the fiscal year ended July 31, 2003 and 2002 (audited) and three-months ended October 31, 2003 and 2002 (unaudited)

                              MSTG SOLUTIONS, INC.,
                              ---------------------
                              A NEVADA CORPORATION
                              ---------------------

                              FINANCIAL STATEMENTS
                              ---------------------

              TWELVE MONTHS ENDED JULY 31, 2003 AND 2002 (AUDITED)
              ----------------------------------------------------

                                       AND
                                       ---

            THREE-MONTHS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED)
            --------------------------------------------------------

                              MSTG SOLUTIONS, INC.

                                TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
Independent Auditors' Report of Spicer Jeffries, LLP                     F-3

Independent Auditors' Report of Mendoza Berger & Company, LLP            F-4

Balance Sheets                                                           F-5

Statements of Income                                                     F-6

Statements of Changes in Stockholders' Equity                            F-7

Statements of Cash Flows                                                 F-8

Notes to Financial Statements                                  F-9 thru F-19

                                                       [LOGO]Spicer Jeffries LLP
                                                    Certified Public Accountants


                                                        5251 SOUTH QUEBEC STREET
                                                     GREENWOOD VILLAGE, CO 80111
                                                       TELEPHONE: (303) 753-1959
                                                             FAX: (303) 753-0338
                                                          www.spicerjeffries.com

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
MSTG Solutions, Inc.

We have audited the accompanying balance sheet of MSTG Solutions, Inc. as of July 31, 2003, and the related statements of operations, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MSTG Solutions, Inc. as of July 31, 2003 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

                                                         /S/ SPICER JEFFRIES LLP

Spicer Jeffries LLP
October 17, 2003

                                     MENDOZA
                                     BERGER
                                  COMPANY, LLP


                          CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors - MSTG SOLUTIONS, INC., a Nevada corporation

We have audited the accompanying balance sheet of MSTG Solutions, Inc. as of July 31, 2002 and the related statements of income, changes in stockholders' equity (deficit), and cash flows for the year ended July 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MSTG Solutions, Inc. as of July 31, 2002 and the results of its operations and cash flows for the year ended July 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 9 to the financial statements, the Company changed its method of accounting for the deferred revenue in fiscal year 2002 as required by Staff Accounting Bulletin 101.

MENDOZA BERGER & COMPANY, LLP

/s/ Mendoza Berger & Company, LLP

Irvine, California

November 15, 2002., except notes 3, 5 and 6 which are dated February 27, 2003 and Notes 2, 7 and 9 which are dated August 5, 2003

The accompanying Notes are an integral part of these statements.

                              MSTG SOLUTIONS, INC.

                                 BALANCE SHEETS

                                                        OCTOBER 31, 2003      JULY 31, 2003       JULY 31, 2002
                                                        ----------------      -------------       -------------
                         ASSETS                            (Unaudited)          (Audited)           (Restated)
                         ======
CURRENT ASSETS:
     Cash and cash equivalents                               $318,227            $279,413            $266,986
     Accounts receivable                                        8,893               6,042               2,183
     Deferred commissions                                     429,405             556,167           1,025,135
     Note receivable                                                -                   -             100,000
     Deferred tax asset (Note 7)                               10,555              10,555              39,371
     Prepaid assets                                            30,520              29,920               4,920
     Interest receivable                                          394                 394               3,363
                                                           ----------          ----------          ----------
          TOTAL CURRENT ASSETS                                797,994             882,491           1,441,958
                                                           ----------          ----------          ----------
NON-CURRENT ASSETS:
     Property and equipment, net (Note 3)                      43,248              44,981              31,681
     Note receivable - related party (Note 2)                 205,700             205,700                   -
     Other assets                                               1,950               1,950                   -
                                                           ----------          ----------          ----------
          TOTAL NON-CURRENT ASSETS                            250,898             252,631              31,681
                                                           ----------          ----------          ----------
          TOTAL ASSETS                                     $1,048,892          $1,135,122          $1,473,639
                                                           ==========          ==========          ==========
          LIABILITIES AND SHAREHOLDERS' EQUITY
          ====================================
CURRENT LIABILITIES:
     Accounts payable                                          $7,959             $14,078             $14,642
     Accrued payroll and other expenses                        58,457              54,175              83,196
     Deferred revenue                                         676,710             841,291           1,602,725
     Income tax payable (Note 7)                                  800                 800              53,603
     Capital lease - current portion                            2,400               3,428               4,114
                                                           ----------          ----------          ----------
          TOTAL CURRENT LIABILITIES                           746,326             913,772           1,758,280
                                                           ----------          ----------          ----------
NON-CURRENT LIABILITIES:
     Capital lease                                                  -                   -               3,428
                                                           ----------          ----------          ----------
          TOTAL NON-CURRENT LIABILITIES                             -                   -               3,428
                                                           ----------          ----------          ----------
          TOTAL LIABILITIES                                   746,326             913,772           1,761,708
                                                           ----------          ----------          ----------
COMMITMENTS AND CONTINGENCIES (NOTE 4)                              -                   -                   -
SHAREHOLDERS' EQUITY (DEFICIT):  (Note 5)
Common Stock, $0.001 par value, 100,000,000 shares
     authorized; 5,073,767, 5,123,767 and 3,873,648
     shares issued and outstanding at October 31, 2003,
     July 31, 2003 and 2002, respectively                       5,074               5,124               3,874
Additional paid-in capital                                    663,640             671,404             145,138
Deficit                                                     (366,148)           (455,178)           (437,081)
                                                           ----------          ----------          ----------
          TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                302,566             221,350           (288,069)
                                                           ----------          ----------          ----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $1,048,892          $1,135,122          $1,473,639
                                                           ==========          ==========          ==========

The accompanying Notes are an integral part of these statements.

                              MSTG SOLUTIONS, INC.


                            STATEMENTS OF OPERATIONS

                                           FOR THE THREE      FOR THE THREE     FOR THE YEAR     FOR THE YEAR
                                            MONTHS ENDED       MONTHS ENDED        ENDED            ENDED
                                          OCTOBER 31, 2003   OCTOBER 31, 2002  JULY 31, 2003    JULY 31, 2002
                                          ----------------   ----------------  -------------    -------------
                                            (Unaudited)        (Unaudited)       (Audited)        (Restated)
REVENUE:
     Corporate education                       $220,724          $659,257       $2,489,865          $809,759
     Representative and agent fees              185,309            63,090          304,641            80,159
     Other small business services              405,355            45,406          571,021            96,939
                                             ----------        ----------       ----------        ----------

          TOTAL REVENUE                         811,388           767,753        3,365,527           986,857
                                             ----------        ----------       ----------        ----------

OPERATING EXPENSES:

     Commissions                                437,048           448,983        1,985,050           361,667
     Sales and marketing                         49,010            51,723          120,995           110,535
     Other small business services                5,920             7,290           64,032            49,315
     Payroll                                    117,952           127,535          580,041           578,063
     Professional fees                           50,868            53,595          302,351            96,331
     General and administrative                  61,529           129,856          323,261           218,190
     Stock based compensation expense             4,686             2,953           18,156                 -
                                             ----------        ----------       ----------        ----------

          TOTAL OPERATING EXPENSES              727,013           821,935        3,393,886         1,414,101
                                             ----------        ----------       ----------        ----------

               NET INCOME (LOSS) FROM
                    OPERATIONS                   84,375          (54,182)         (28,359)         (427,244)
                                             ----------        ----------       ----------        ----------

OTHER INCOME AND EXPENSES:

     Interest income                              3,140               270            2,160             3,363
     Other income                                 2,250                 -            4,310             1,470
     Other expenses                             (1,004)             (743)          (1,188)             (438)
                                             ----------        ----------       ----------        ----------

          TOTAL OTHER INCOME (EXPENSE)            4,386             (473)            5,282             4,395
                                             ----------        ----------       ----------        ----------

               NET INCOME (LOSS) BEFORE          88,761          (54,655)         (23,077)         (422,849)
               INCOME TAXES (BENEFIT)

Income tax (benefit) provision (Note 7)           (269)                 -          (4,980)            14,232
                                             ----------        ----------       ----------        ----------

          NET INCOME (LOSS)                     $89,030         $(54,655)        $(18,097)        $(437,081)
                                             ==========        ==========       ==========        ==========

          NET INCOME (LOSS) PER SHARE

                Basic                             $0.02            (0.01)                *           $(0.15)
                                             ==========        ==========       ==========        ==========
                Diluted                           $0.02            (0.01)                *           $(0.15)
                                             ==========        ==========       ==========        ==========

          BASIC WEIGHTED AVERAGE

          SHARES OUTSTANDING                  5,107,101         4,119,721        5,016,935         3,009,269
                                             ==========        ==========       ==========        ==========
          DILUTED WEIGHTED AVERAGE

          SHARES OUTSTANDING                  5,577,407         4,119,721        5,016,935         3,009,269
                                             ==========        ==========       ==========        ==========
     * Less than $0.01 per share

The accompanying Notes are an integral part of these statements.

                              MSTG SOLUTIONS, INC.

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                   FOR THE THREE MONTHS ENDED OCTOBER 31, 2003
                   AND THE YEARS ENDED JULY 31, 2003 AND 2002

                                                                                           Additional
                                               Common Stock           Par Value             Paid-in            Accumulated
                                                  Shares               $0.001               Capital              Deficit
                                                ----------           ----------            ----------          ----------
   BALANCES, JULY 31, 2001                               -             $      -             $       -          $        -

   Shares issued for cash                        3,100,000                3,100                     -                   -
   Shares issued for services                      250,000                  250                14,750                   -
   Exercise of stock options                       523,648                  524               130,388                   -
   Net loss                                              -                    -                     -           (437,081)
                                                ----------           ----------            ----------          ----------
   BALANCES, JULY 31, 2002                       3,873,648                3,874               145,138           (437,081)

   Exercise of stock options                     1,150,119                1,150               483,210                   -
   Shares issued for services                      100,000                  100                24,900                   -
   Stock based compensation expense                      -                    -                18,156                   -
   Net loss                                              -                    -                     -            (18,097)
                                                ----------           ----------            ----------          ----------
   BALANCES, JULY 31, 2003                       5,123,767                5,124               671,404           (455,178)

   Recission of shares                            (50,000)                 (50)              (12,450)                   -
   Stock based compensation expense                      -                    -                 4,686                   -
   Net loss                                              -                    -                     -              89,030
                                                ----------           ----------            ----------          ----------
   BALANCES, OCTOBER 31, 2003                    5,073,767               $5,074              $663,640          $(366,148)
                                                ==========           ==========            ==========          ==========

The accompanying Notes are an integral part of these statements.

                              MSTG SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                               FOR THE THREE   FOR THE THREE    FOR THE YEAR   FOR THE YEAR
                                                                MONTHS ENDED    MONTHS ENDED       ENDED          ENDED
                                                                 OCTOBER 31,     OCTOBER 31,      JULY 31,       JULY 31,
                                                                    2003            2002            2003           2002
                                                                -------------  -------------    ------------   ------------
                                                                 (Unaudited)    (Unaudited)      (Audited)      (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)                                                    $89,030      $(54,655)       $(18,097)     $(437,081)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
           Depreciation                                                3,067          2,395           4,394          4,162
           Stock based compensation expense                            4,686          2,953          18,156              -
           Legal expense for recission of shares                    (12,500)              -               -              -
           Common stock issued for services                                -              -          25,000         15,000
           (Increase) decrease in accounts receivable                (2,851)          1,558         (3,859)        (2,183)
           Increase in prepaid expenses                                (600)        (5,000)        (25,000)        (4,920)
           Decrease (increase) in other receivables                        -              -           2,969        (3,363)
           Decrease (increase) in deferred commissions               126,762       (69,811)         468,968    (1,025,135)
           Decrease (increase) in deferred income tax asset                -              -          28,816       (39,371)
           Increase in other assets                                        -              -         (1,950)              -
           (Decrease) increase in accounts payable                   (6,119)        (7,823)           (564)         14,642
           Increase (decrease) in accrued payroll                      4,282          3,351        (29,021)         83,196
           liabilities
           (Decrease) Increase in income tax payable                       -              -        (52,803)         53,603
           (Decrease) increase in deferred revenue                 (164,581)       (34,626)       (761,434)      1,602,725
                                                                ------------   ------------    ------------   ------------
               NET CASH PROVIDED BY (USED IN) OPERATING
               ACTIVITIES                                             41,176      (161,658)       (344,425)        261,275
                                                                ------------   ------------    ------------   ------------

CASH FLOWS USED IN INVESTING ACTIVITIES:

           Issuance of note receivable                                     -       (17,120)       (205,700)      (100,000)
           Proceeds on maturity of note receivable                         -              -         100,000              -
           Acquisition of property and equipment                     (1,334)        (1,286)        (17,694)       (27,217)
                                                                ------------   ------------    ------------   ------------
               NET CASH USED IN INVESTING ACTIVITIES                 (1,334)       (18,406)       (123,394)      (127,217)
                                                                ------------   ------------    ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES

           Issuance of common stock                                        -        407,098         484,360        134,012
           Payment on capital lease                                  (1,028)        (1,028)         (4,114)        (1,084)
                                                                ------------   ------------    ------------   ------------
               NET CASH (USED IN) PROVIDED BY FINANCING
               ACTIVITIES                                            (1,028)        406,070         480,246        132,928
                                                                ------------   ------------    ------------   ------------


NET INCREASE IN CASH                                                  38,814        226,006          12,427        266,986

CASH, beginning of period                                            279,413        266,986         266,986              -
                                                                ------------   ------------    ------------   ------------

CASH, end of period                                                 $318,227       $492,992        $279,413       $266,986
                                                                ============   ============    ============   ============

SUPPLEMENTAL DISCOLSURES OF
CASH FLOW INFORMATION

           Asset acquired under capital lease                           $-               $-              $-         $8,590
                                                                ============   ============    ============   ============
           Cash paid for interest                                         $4           $108            $253            $92
                                                                ============   ============    ============   ============
           Cash (refunded) paid for taxes                         $    (269)      $      -       $  19,007        $     -
                                                                ============   ============    ============   ============

The accompanying Notes are an integral part of these statements.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS
-------------------------

MSTG Solutions, Inc. (the "Company"), a Nevada Corporation was incorporated on June 26, 2001, as Tech Windows. During its initial six months of existence, no business operations were conducted through Tech Windows. The Company changed its name to MSTG Solutions, Inc. in 2001 and then focused upon education of individuals and small businesses on the benefits of forming corporations or other similar business entities. Through the end of July 31, 2003, the Company adjusted their plans to focus exclusively upon providing products and services for small businesses.

Customers become Independent Representatives by paying an initiation fee and consummating a certain minimum number of sales. Qualified Independent Representatives received sales commissions, paid following the week of the sale, and monthly sales commissions, paid monthly for the sales of monthly services such as Website services.


The interim financial information as of and for the three months ended October 31, 2003 is unaudited. In the opinion of management all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.


USE OF ESTIMATES
----------------

The accompanying financial statements include the accounts of MSTG Solutions, Inc. and have been prepared in conformity with accounting principles generally accepted in the United States of America. Such principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------

Revenue from corporate education services, representative and agent fees, business incorporation fees, and resident agent services are recognized in income as earned, pro rata on a monthly basis, over the period services are provided. The related sales commissions are also deferred and amortized over the same period.

As of January 31, 2003, corporate education services were discontinued and the Company started business incorporation fees, which consists of a one-time fee of $495. Each customer is provided with a retail business kit that includes literature and a book on the incorporation process and corporate credit as well as the right to receive incorporation services from the date of their purchase to the time of incorporation. These business incorporation fees are recognized in income as earned on a monthly basis over a three-month period. Historical Company data supports that from the time of purchase substantially all customers will incorporate their business within three months.

State filing revenues for the filing of a business entity are recognized immediately at the time service is provided. The fees collected are recorded net of the filing fees paid to the Secretary of State for the filing of the business entity. All other products and services are recognized at the time of sale since the Company immediately places its order for these products with its suppliers

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

COMMISSIONS TO REPRESENTATIVES
------------------------------

The Company accrues sales commission expenses to its Independent Representatives at the time a sale is recognized. Commissions are paid depending on what sales level, or position, each Independent Representative has attained. Positions ranged from Independent Representative to an honorary title of "Regional Vice President". Regional Vice Presidents are not officers of the corporation. As each Independent Representative progresses to higher levels within the organization, they earn additional "override" commissions on sales generated by their subordinates.

CASH EQUIVALENTS
----------------

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT
----------------------

Property and equipment is stated at cost less accumulated depreciation. Depreciation is charged to operating expense using the straight-line method over the estimated useful lives of the assets, which ranges from three to seven years. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES
------------

Deferred income taxes and liabilities are determined using the liability method. Under this method, the deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NET LOSS PER SHARE
------------------


In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, "Earnings per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of net loss per common share (basic and diluted) is computed by dividing net loss by the weighted average number of shares outstanding during the period. As a result of the Company's net loss for the periods ending October 31, 2002 and July 31, 2003 and 2002, the Company has excluded certain common stock equivalents, such as stock options, in the calculation of diluted earnings per share because their inclusion would be anti-dilutive. The following table reconciles the numerators and denominators of the basic and diluted earnings per share:



FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------


------------------------------------------------------------------------
                             For the Three Months Ended October 31, 2003
------------------------------------------------------------------------
                                 Income          Shares        Per Share
------------------------------------------------------------------------
Basic Earnings per share         $89,030       5,107,101          $0.02
------------------------------------------------------------------------
Stock options                          -         470,306
------------------------------------------------------------------------
Diluted earnings per share       $89,030       5,577,407          $0.02
------------------------------------------------------------------------

Financial instruments consist principally of cash, accounts receivable, notes receivable, other receivables, payables and accrued liabilities. The estimated fair value of these instruments approximates their carrying value.


IMPAIRMENT OF LONG-LIVED ASSETS
-------------------------------


In accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the Company periodically reviews its long-lived assets to be held and used by the Company to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or if other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amounts and the estimated value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. There were no impairment losses for the periods ended October 31, 2003, July 31, 2003 and 2002.

STOCK-BASED COMPENSATION
------------------------

Compensation expense is recorded with respect to stock option grants and restricted stock awards to employees and board members using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25). This method calculates compensation expense on the measurement date as the excess of the current market price of the underlying Company stock over the amount the employee is required to pay for the shares, if any. The expense is recognized over the vesting period of the grant or award. For employee and board member stock options, the Company follows the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), in preparing its financial statement disclosures.

Stock options granted to associates or other non-employees are accounted for at fair value in accordance with SFAS No. 123. Under the fair value method, compensation expense is measured at the grant date using an option-pricing model that takes into account the following six specified factors; current price of the underlying stock, exercise price of the option, expected life of the option, expected volatility of the underlying stock, expected dividends, and risk-free interest rate during the expected option term.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ADVERTISING COSTS
-----------------

Advertising costs are charged to operations as incurred. Advertising costs were approximately $0, $0 $0 and $893 for the three months ended October 31, 2003 and 2002 and for the year ended 2003 and 2002, respectively.

SEGMENTS
--------

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," and establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers.

SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate the resources and in assessing performance. The Company currently operates in one segment and therefore, SFAS 131 has no effect on the Company's reporting.

RECENTLY ISSUED ACCOUNTING STANDARDS
------------------------------------

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which replaces SFAS No. 121, "and Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 also supercedes the provisions of APB Opinion No. 30, "Reporting Results of Operations," pertaining to discontinued operations. Separate reporting of discontinued operations is still required, but SFAS No. 144 expands presentation to include a component of an entity, rather than strictly a business segment. The impact of the adoption of SFAS 144 did not have a significant impact on the Company's financial statements.

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, 64, Amendment of FASB No. 13, and Technical Corrections." Among other provisions, SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt. Accordingly, gains or losses from extinguishment of debt shall not be reported as extraordinary items unless the extinguishment qualifies as an extraordinary item under the criteria of APB No. 30. Gains or losses from extinguishment of debt that do not meet the criteria of APB No. 30 should be reclassified to income from continuing operations in all prior periods presented. The Company has adopted SFAS No. 145 as of the beginning of fiscal 2003 and the adoption did not have an effect on the financial statements.

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The requirements of this Statement are effective prospectively for exit or disposal activities initiated after December 31, 2002; however, early application of the Statement is encouraged. The Company's adoption of Statement 146 did not have a material impact on its financial position or results of operations.

In November 2002, Financial Accounting Standards Board ("FASB") Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" was issued. FIN 45 elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. Certain guarantee contracts are excluded from both the disclosure and recognition requirements of FIN 45, including, among others, residual value guarantees under capital lease arrangements, commercial letters of credit, and loan commitments. The disclosure requirements of FIN 45 are effective as of December 31, 2002. The recognition requirements of FIN 45 are to be applied prospectively to guarantees issued or modified after December 31, 2002.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

NOTE 1 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)
------------------------------------------------

The impact of FIN 45 is not expected to have a material impact on results of operations, financial position, or liquidity.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-based Compensation - Transition and Disclosure," which provides guidance on how to transition from the intrinsic value method of accounting for stock-based compensation under APB Opinion No. 25 to SFAS No. 123's fair value method of accounting, if a company so elects. In addition, this Statement amends the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This pronouncement did not have an effect on the Company's financial results. The Company adopted the disclosure requirements of SFAS No. 148 during fiscal year 2003.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This pronouncement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or and asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003. This pronouncement did not have an effect on the Company's financial statements.

WEBSITE DEVELOPMENT
-------------------

The Company expenses all website development costs as incurred. Such expenses are not material to these financial statements.

RECLASSIFICATIONS
-----------------

Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

NOTE 2 -    NOTES RECEIVABLE

In July 2003, the Company loaned $205,700 to a related third party. The note carries an annual rate of 5%, paid in monthly increments, and the principal is due in full on or before July 17, 2007. The Company accrued $394 in interest income during the year ended July 31, 2003.

In March 2002, the Company loaned $100,000 to an unrelated third party. The note was due on demand and carried an annual interest rate of 11%. The Company accrued $3,363 in interest income during the year ended July 31, 2002. This note was repaid in February 2003.

NOTE 3 -    PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                 October 31, 2003  July 31, 2003   July 31, 2002
                                 ----------------  --------------  -------------
Capital Lease                            $8,590           $8,590          $8,590
Office Equipment                          8,146            8,146          12,343
Furniture and Fixtures                   14,583           14,583           8,413
Computer Equipment                       23,552           22,218           6,497
                                         54,871           53,537          35,843
Accumulated Depreciation               (11,623)          (8,556)         (4,162)
    Total Property and Equipment        $43,248          $44,981         $31,681



Depreciation expense for the three months ended October 31, 2003 and 2002 and the year ended July 31, 2003 and 2002, was $3,067, $2,395, $4,394 and $4,162,
respectively

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

NOTE 4 -    COMMITMENTS AND CONTINGENCIES

OPERATING LEASE
---------------

The Company leases two facilities in California and one in Nevada under non-cancelable operating leases. The two leases in California expire on May 1, 2004 and December 31, 2003, and the Nevada lease expires on June 30, 2004. The Company also leases equipment under non-cancelable operating leases with various terms and renewal periods. As of July 31, 2003, future minimum lease payments are as follows:

        October 31,      Amount            July 31,             Amount
   --------------------------------      ------------          -----------
     2004                  $69,620          2004                  $92,826
     2005                   16,787          2005                   16,787
     2006                   16,787          2006                   16,787
     2007                    8,393          2007                    8,393
   2008 and thereafter           -        2008 and thereafter           -
                          $111,587                               $134,793

Rent expense for the Company's operating facilities totaled $29,977, $24,032, $76,901 and $52,946 for the three months ended October 31, 2003 and 2002 and the year ended July 31, 2003 and 2002, respectively. Equipment rent expense was $520, $471, $1,759 and $5,670, for the three months ended October 31, 2003 and 2002 and the years ended July 31, 2003 and 2002, respectively.

CAPITAL LEASE
-------------

Minimum future lease payments under a capital lease as of July 31, for each of the next five years are:

                  October 31,                     Amount                        July 31,                       Amount
               -----------------               ------------                 -----------------                -----------
                     2004                           $2,400                        2004                           $3,428
                     2005                                -                        2005                                -
                     2006                                -                        2006                                -
                     2007                                -                        2007                                -
                     2008 and thereafter                 -                        2008 and thereafter                 -
Total minimum lease payments                         2,400     Total minimum lease payments                       3,428
Less: amount representing interest                       -     Less :amount representing interest                     -

Present value of minimum lease payments              2,400     Present value of minimum lease payments            3,428
Less: current portion                              (2,400)     Less: current portion                            (3,428)
Capital Lease Liability - non - current                 $-     Capital Lease Liability-non-current                   $-

Interest rate of the lease is zero and is computed based on the Company's incremental borrowing rate at the inception of each lease.

EMPLOYMENT AGREEMENTS
---------------------

On December 1, 2001 the Company entered into five-year employment agreements with its President and Vice President/Controller. The agreements may be renewed for a succeeding five-year term at the option of both the employee and the Company. The total annual compensation under these agreements is $312,000. The agreements contain no provision for annual salary increases but do contain provisions for awarding annual bonuses determined by the Board of Directors. In addition, the president of the Company received stock options for the purchase of 500,000 shares of the Company's common stock at an exercise price of $0.50 per share.

LEGAL SERVICES
--------------

In January 2002, the Company entered into a two-year agreement for legal services. The agreement can be terminated on the effective date of a successful registration of the Company's stock with the Securities and Exchange Commission. The agreement calls for the payment of a monthly retainer in the amount of $5,000. In addition, the Company issued 250,000 shares upon the signing of the agreement as compensation for services rendered to the Company valued at $15,000 and issued warrants for 250,000 shares, exercisable at $0.50 per share.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
NOTE 4 -    COMMITMENTS AND CONTINGENCIES (continued)

INVESTORS RIGHT TO RESCIND
--------------------------

The Company received $615,272 upon the exercise of stock options granted to its independent representatives in a private offering, which according to an opinion of the Company's legal counsel was exempted for registration under security laws. Section 12 of the Securities Act of 1933 allows shareholders the right of rescission in the event it was determined that the Company failed to disclose a material fact. The investor can recover the consideration paid for the security with interest thereon, less the amount of income received thereon, or for damages if the investor no longer owns the security. As of October 31, 2003, there has not been any asserted claims or any pending or threatening litigation.

NOTE 5 -    CAPITAL STOCK

COMMON STOCK
------------

In August 2001, the Company issued 3,100,000 shares of $0.001 par value common stock to its founder for a capital contribution of $3,100.

In January 2002, the Company issued 250,000 shares of $0.001 par value common stock to its corporate attorney for legal services, which were valued at $15,000.

In June 2002, the Company issued 523,648 shares of $0.001 par value common stock in the exercise of stock options at $0.25 per share for cash in the amount of $130,912.

In December 2002, the Company issued 100,000 shares of $0.001 par value common stock to West Moore Partners, Inc. for prepaid brokerage services. The shares were valued at $25,000.

During fiscal year 2003, the Company issued 1,150,119 shares of $0.001 par value common stock in the exercise of stock options at $0.25 to $0.75 per share for $484,360 in cash.

During the first quarter 2004, the Company rescinded 50,000 shares of $0.001 par value common stock from a shareholder. The shares were issued for prepaid services in 2002. The Company determined that services were not going to be provided, thus the shares were cancelled.



WARRANTS
--------

In January 2002, the Company granted 250,000 warrants to its corporate attorney, convertible into 250,000 shares of $0.001 par value common stock at an exercise price of $0.50 per warrant. The warrants expire January 2007.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
NOTE 6 -    STOCK OPTION PLAN

In August 2001, the Company adopted a stock option plan under which shares of common stock are available for issuance with respect to awards granted to officers, management, consultants, any other key employees of the Company and non-employees. The option price ranges from $0.25 to $1.50 on the date of grant, they expire three years from the date of grant and the options vest immediately.

The Company issues stock options to its officers and vendors at the discretion of the Board of Directors. Options are automatically issued to its sales representatives as they achieve each sales representative level. Options granted vary in amounts ranging from 200 options for the lowest level to 35,000 options for the highest level.


Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation," ("SFAS 123") establishes a fair value method and disclosure standards for stock based employee compensation arrangements, such as stock purchase plans and stock options. It also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, requiring that such transactions be accounted for based on fair value. The Company applies APB Opinion 25 and related interpretations in accounting for stock options for employee compensation and discloses the pro forma effects of applying SFAS 123. The Company applies SFAS No. 123 in accounting for stock options for non-employee compensation. The Company recorded compensation expense for non-employees for the three months ended October 31, 2003 and the years ended July 31, 2003 and 2002, in the amount of $4,686, $2,953, $18,156 and $0, respectively.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

NOTE 6 -    STOCK OPTION PLAN (Continued)


A summary of the status of the Company's total stock option activity as of and for the three months ended October 31, 2003 and the years July 31, 2003 and 2002, is presented below:


                                                         Weighted           Weighted            Exercise
                                                          Average         Average Years          Price
                                         Options         Exercise        Remaining Life          Range
                                      --------------   -------------  ---------------------  --------------
 Outstanding at July 31, 2001                     -         -                  -                   -
 Granted during the year                  4,631,567       $1.09                3              $0.25-$1.50
 Surrendered, forfeited or expired                -         -                  -                   -
 Exercised                                (523,648)        0.25               2.63            $0.25-$0.75
 Outstanding at July 31, 2002             4,107,919        1.09               2.47            $0.25-$1.50

 Granted during the year                  4,696,750       $0.92                3              $0.25-$1.50
 Surrendered, forfeited or expired                -         -                  -                   -
 Exercised                              (1,150,119)        0.40               2.55            $0.25-$0.75
 Outstanding at July 31, 2003             7,654,550       $0.73               2.18            $0.25-$1.50

 Granted during the period                  752,000       $0.75              $2.81               $0.75
 Surrendered, forfeited or expired                -         -                  -                   -
 Exercised                                        -         -                  -                   -
 Outstanding at October 31, 2003          8,406,550       $0.73               2.18            $0.25-$1.50

All outstanding options were exercisable at each period.

During the year ended July 31, 2002, the Company granted options to employees, which were accounted for using the intrinsic value method. If the Company had elected to recognize compensation expense based on the fair value of the stock options granted to employees at the grant date, the pro forma net loss and net loss per share amounts would have been the same as the stated amounts. There were no options granted to employees for the three months ended October 31, 2003 and 2002 and for the year ended July 31, 2003.


The fair value of each option granted to non-employees was estimated on the date of the grant using the Black-Scholes Option Pricing Module, using the following assumptions:


                                                    For the Three      For the Three     For the Year     For the Year
                                                    Months Ended       Months Ended     Ended July 31,   Ended July 31,
                                                  October 31, 2003   October 31, 2002        2003             2002
                                                 ----------------------------------------------------------------------
Weighted average price of the underlying stock           0.40               0.40             0.40              0.06
 Weighted average exercise price of the option           0.75               0.92             0.92              1.09
 Weighted average expected life of the option            2.81               2.18             2.18              1.42
 Expected volatility of underlying stock               22.80%             30.06%           30.06%                0%
 Expected dividends on the stock                           0%                 0%               0%                0%
 Risk-free interest rate                                2.54%              2.38%            2.38%             3.03%

The compensation expense of stock options granted to non-employees was $4,686 and $2,953 for the three months ended October 31, 2003 and 2002 and it was $18,156 for the year end July 31, 2003. For the year ended July 31, 2002, there was no compensation expense of the stock options granted to employees and non-employees.



NOTE 7 -    INCOME TAXES

At July 31, 2003, the Company had an unused net operating loss carry forward of approximately $165,000, which may be applied against future taxable income. The net operating loss carry forward expires in 2023. There is no assurance that the Company will realize the benefit of the net operating loss carry forward.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------


The provision (benefit) for income taxes consists of the following:


                                                 For the Three       For the Three     For the Year     For the Year
                                                 Months Ended        Months Ended     Ended July 31,  Ended July 31,
                                               October 31, 2003    October 31, 2002        2003            2002
                                              ------------------------------------------------------------------------
Current income taxes:
      Federal                                             $-            $39,371               $-          $39,371
      State                                              800             14,232              800           14,232
        Total current income taxes                       800             53,603              800           53,603

Deferred income taxes (benefit):

      Federal                                          (269)           (39,371)                -         (39,371)
      State                                            (800)           (14,232)          (5,780)                -
                                                     (1,069)           (53,603)          (5,780)         (39,371)

      Total (benefit) provision for income            $(269)                 $-         $(4,980)          $14,232
      tax


The components of the deferred tax asset are as follows:


                                          October 31, 2003      July 31, 2003       July 31, 2002
                                         ------------------- -------------------- -------------------
Deferred tax asset (liability):
      Deferred revenue                        $286,039             $286,039            $544,927
      Deferred commissions                   (196,927)            (196,927)           (352,493)
      Net operating loss carry forward          56,334               56,334                   -
Deferred tax asset                             145,446              145,446             192,434
Valuation allowance                          (134,891)            (134,891)           (153,063)

Net deferred tax assets                        $10,555              $10,555             $39,371

The valuation allowance decreased by $18,172 for the year ended July 31, 2003 and increased by $153,063 for the year ended July 31, 2002.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------


Reconciliation of the differences between the statutory tax rate and the effective income rate is as follows:


                                                For the Three       For the Three     For the Year     For the Year
                                                Months Ended        Months Ended     Ended July 31,  Ended July 31,
                                              October 31, 2003    October 31, 2002        2003            2002
                                             ------------------------------------------------------------------------
Expected federal statutory tax (benefit)             34.0%            (34.0)%            (34.0)%          (34.0)%
rate

Expected state tax rate, net of federal
      tax (benefit) rate                              7.2%             (7.2)%             (7.2)%           (7.2)%
Expected combined statutory rate                     41.2%            (41.2)%            (41.2)%          (41.2)%

Temporary timing differences                       (69.9)%              67.9%              69.9%            75.1%
Valuation allowance for deferred taxes               28.7%            (26.7)%            (28.7)%          (26.7)%
Effective income tax rate                             0.0%               0.0%               0.0%             7.2%

NOTE 8 -    RELATED PARTY TRANSACTIONS

On July 17, 2003, the Company loaned $205,700 to Honolulu Management Group, LLC. The owner of Honolulu Management Group, LLC is the majority shareholder of the Company and an officer and director. The note carries an annual rate of 5%, paid in monthly increments, and the principal is due in full on or before July 17, 2007. The note can be prepaid in whole or in part, without penalty, at the option of Honolulu Management Group, LLC and without consent from the Company.

NOTE 9 -    ADJUSTMENT TO AND RESTATEMENT OF THE YEAR ENDED JULY 31, 2002

The accompanying financial statements as of and for the year ended July 31, 2002 have been restated to reflect the Company's change in its method of accounting for deferred revenue and expenses and a change in the capitalization of the capital lease.

Under the new method of accounting for deferred sales, the Company defers recognition of the revenue and its related expense over the period the service is provided. Under the prior method of accounting, revenues and expenses were recognized at the time of sale. The change in accounting method significantly decreased revenues and commissions for the year ended July 31, 2002.

The change in the amount capitalized as a capital lease was made to correctly record the amount equal to the present value of the minimum lease payments at the beginning of the lease term. As a result, the amount recorded as the asset and related obligation decreased.

The effect of the restatement on the Company's revenue, commissions, deferred revenue, deferred costs and deferred income taxes is as follows:



                                                                           July 31, 2002
                                                      ---------------------------------------------------------
                                                       As Originally    Adjustment Increase     As Restated
                                                          Reported          (Decrease)
                                                      ---------------------------------------------------------
STATEMENT OF INCOME
       Revenue:
           Corporate education                            $2,267,244          $(1,457,485)            $809,759
           Representative and agent fees                     224,366             (144,207)              80,159
       Operating expenses:
           Commissions                                     1,439,337           (1,077,670)             361,667
           Provision for income taxes                         31,470              (17,238)              14,232
BALANCE SHEET
       Assets:

           Deferred commissions                                    -             1,025,135           1,025,135
           Property and equipment, net                        45,809              (14,128)              31,681
           Deferred tax asset                                      -                39,371              39,371
       Liabilities:
           Deferred revenue                                        -             1,602,725           1,602,725
           Accrued commissions                                55,957              (55,957)                   -
           Income taxes payable                               25,900                27,703              53,603
           Deferred tax liability                              5,250               (5,250)                   -
           Capital lease - current portion                     4,334                 (220)               4,114
           Capital lease                                      17,336              (13,908)               3,428

                             MSTG SOLUTIONS, INC.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers.

We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that the Company is permitted to indemnify. Our Charter requires it to indemnify such parties to the fullest extent permitted by Nevada Corporation Law.

Item 25.    Other Expenses of Issuance and Distribution

All the following numbers are approximations only:


     SEC Registration Fee         $     450
     Accounting Fees and Expenses $  50,000
     Legal Fees and Expenses      $  50,000
     Printing Expenses            $   7,500
     Miscellaneous                $       -
                                      5,000
                                  ---------

           Total                  $ 112,950
                                  =========


Item 26.    Recent Sales of Unregistered Securities

A.    Sales of Unregistered Securities to Officers and Directors

      1. In July 2001, upon our inception, we issued 3,100,000 shares of restricted Common Stock to our founders, Gil and Judy Kim and 500,000 options to acquire shares of our Common Stock. There was no underwriter involved in these issuances and no commissions were paid to any person(s). The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

B.    Sales of Unregistered Securities to Private Investors


      1. Our Company provides stock options as an incentive to our network-marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our Common Stock. The first exercise of options to purchase Shares of our Common Stock occurred on April 26, 2002, with the last option exercise having occurred February 29, 2004. As of today, the number of individuals exercising options to purchase Shares of our Common Stock is 495. Since the inception of our Company, 1,790,905 Shares of our Common Stock have been issued to 495 individuals as the result of option exercises as of February 29, 2004.. We have received $678,089 as a result of these option exercises. Each option holder was provided with a disclosure document and required to sign a Subscription Agreement prior to the exercise of his/her options. The Company relied upon Rules 504 and 505 of Regulation D of the Securities Act of 1933 in concluding that an exemption from registration was available. Rule 504 of Regulation D provides for an exemption for limited offerings and sales of securities not exceeding $1 million. The requirements of Rule 504 are as follows:


            (1) Section 504(a) provides that the issuer cannot be a reporting company under the Securities Exchange Act of 1934, an investment company, or a development state company. We were not any of these things at the time of the issuance and/or the exercise of the options.

            (2) The requirements of Rule 502(a), (c) and (d) must be complied with.

      Rule 502(a) provides for integration of offerings in the event of certain circumstances. We have integrated all issuances and/or exercises of the options for purposes of this analysis. This integration does not cause a violation of Rule 504.

      Rule 502(c) provides, in summary, that there shall be no general advertisement of the offering of the securities. We did not conduct any such advertising. As discussed more extensively in the Rule 505 analysis below, virtually all of our current shareholders had a preexisting business relationship with either Gil Kim or three other key individuals involved in the compilation of the network marketing program. Further, all of these individuals were accredited investors, with the exception of 32 individuals. As a result of these preexisting relationships, no general advertising was needed to identify the investors.

      Rule 502(d) requires that there be a limitation upon resale. We have complied with each of the conditions set forth in 502(d). It required the execution of a Subscription Agreement requesting that the holders of the options represent whether they were an accredited investor. These Subscription Agreements also contained the disclosure required by 502(d)(2) regarding resale restrictions. Finally, a legend was placed upon all of the certificates issued under the options consistent with Rule 502(d)(3). We have retained Transfer Online to act as our transfer agent to assist in compliance with applicable legend requirements.

      We also relied upon Rule 505. Rule 505 requires the following:


            (1) Rule 505(b)(1) requires compliance with Rules 501 and 502 (discussed above);

            (2) Rule 505(b)(2)(i) provides that the aggregate offering price is to be less than $5 million. We have raised less than $1 million.

            (3) Rule 505(b)(2)(ii) requires that the Company sell securities to no more than 35 unaccredited investors. We have sold securities to only 32 unaccredited investors.

1. Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire Shares of our Common Stock at an exercise price of $0.25 per Share. On January 25, 2002, we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 Shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire Shares of our Common Stock at an exercise price of $0.50 per Share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron. The schedule entitled "Selling Shareholders," hereinabove contained in this Prospectus, sets forth all shares that have been issued through exercise of options which are being registered in this Prospectus.

Item 27.

EXHIBITS

3.1 Articles of Incorporation of TECH Windows, a Nevada corporation, filed June 26, 2001*

3.2 Certificate of Amendment to Articles of Incorporation of MSTG Solutions, Inc., a Nevada corporation, filed February 28, 2002*

3.3         Restated Bylaws of MSTG Solutions, Inc., dated February 28, 2002*

5           Opinion of Horwitz & Cron (including consent), dated May 1, 2003*

5.1         Opinion of Horwitz & Cron (including consent),  dated September 15,
            2003*

5.2         Opinion of Horwitz & Cron (including  consent),  dated November 17,
            2003*

5.3 Opinion of Horwitz & Cron (regarding Sale of Stock Pursuant to Regulation D), dated November 17, 2003*


5.4         Opinion of Horwitz & Cron  (including  consent),  dated January 20,
            2004*

5.5         Opinion of Horwitz & Cron (including consent), dated March 1, 2004


10.1        Employment Agreement with Gil Kim, dated December 1, 2001*

10.2        Employment Agreement with Judy Kim, dated December 1, 2001*

10.3 Retainer Agreement by and between MSTG Solutions, Inc. and Horwitz & Cron, dated January 25, 2002*


10.4        Certificate of Officers of MSTG Solutions, Inc., dated May 1, 2003*


10.4.1.     Certificate of Officers of MSTG  Solutions,  Inc.,  dated September
            15, 2003*

10.4.2.     Certificate of Officers of MSTG Solutions, Inc., dated November 20,
            2003*

10.4.3.     Certificate of Officers of MSTG Solutions,  Inc., dated January 20,
            2004*

10.4.4.     Certificate  of Officers of MSTG  Solutions,  Inc.,  dated March 1,
            2004

10.5        Form of Option Agreement ($0.25 and $0.50 options)*

10.6        Form of Option Agreement ($1.50 options)*

10.7        Form of MSTG Bookkeeping Service Order Form*

10.8        Form of MSTG Corporate Formalities Order Form*

10.9        Form of MSTG Corporate Order Form*

10.10       Form of MSTG Independent Representative's Agreement*

10.11       Form of MSTG Legal Service Order Form*

10.12       Form of MSTG Mail Forwarding Service Order Form*

10.13       Form of MSTG Resident Agent Services Order Form*

10.14       Form of MSTG Resident Telephone Service Order Form*

10.15       Form of MSTG Voicemail Service Order Form*

10.16       Form of MSTG Website Order Form*

10.17       Policies and Procedures of MSTG Solutions, Inc.*

10.17.1     Policies and Procedures of MSTG Solutions, Inc.*

24.3        Consent of Mendoza Berger & Company, LLP dated May 1, 2003*

24.3.1.     Consent of Mendoza Berger & Company, LLP dated September 15. 2003*

24.3.3.     Consent of Mendoza Berger & Company, LLP, dated November 21, 2003*

24.3.4.     Consent of Spicer Jeffries, LLP, dated November 24, 2003*

24.3.5. Independent Auditors' Consent of Mendoza Berger & Company, LLP, dated January 15, 2004*

24.3.6. Independent Auditors' Consent of Spicer Jeffries LLP, dated January 19, 2004*


24.3.7. Independent Auditors' Agreement with Disclosures of Mendoza Berger & Company, LLP, dated January 15, 2004*

24.3.8. Independent Auditors' Consent of Mendoza Berger & Company, LLP, dated March 1, 2004*

24.3.9.     Independent  Auditors'  Consent of Spicer Jeffries LLP, dated March
            1, 2004*

24.3.10. Independent Auditors' Agreement with Disclosures of Mendoza Berger & Company, LLP, dated March 1, 2004

25          Power of Attorney (see signature page)

---------------
   * Incorporated by reference from: (1) the Registration Statement on Form SB-2, Amendment No. 2 filed May 15, 2003; or from (2) the Registration Statement on Form SB-2, Amendment No. 3 filed September 15, 2003; or from (3) the Registration Statement on Form SB-2, Amendment No. 4 filed November 26, 2003; or from (4) the Registration Statement on Form SB-2, Amendment No. 5 filed January 27, 2004.

Item 28.  Undertakings

The undersigned registrant hereby undertakes to:

      (1) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (2) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement reflecting:
      (a) any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (b) notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered); and (c) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective Registration Statement.

For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                                  SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Orange, State of California on March 1, 2004.


                                          MSTG SOLUTIONS, INC.


                                          By:   /s/ Gil Kim
                                                --------------------------------
                                          By:   Gil Kim
                                          Its:  President and Chairman of the
                                                Board

                              POWER OF ATTORNEY

We, the undersigned directors and officers of MSTG Solutions, Inc., a Nevada corporation, do hereby constitute and appoint Gil Kim our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable MSTG Solutions, Inc., a Nevada corporation, to comply with the Securities Act of 1933, and any rules, regulations, and/or requirements of the U.S. Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons, in the capacities and on the dates indicated, have signed this Registration Statement.

         SIGNATURE                     TITLE                        DATE


By: /s/ Gil Kim             President and Chairman of the
   ---------------------
        Gil Kim             Board                             March 1, 2004
                            (Principal Executive
                            Officer)

By: /s/ Judy Kim            Vice President, Controller,
   ---------------------
         Judy Kim           Secretary and Director            March 1, 2004
                            (Principal Accounting and
                            Financial Officer)